Exhibit 99.1

Energy Harbor Corp. and Subsidiaries

Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of Energy Harbor Corp.

Opinion

We have audited the accompanying consolidated financial statements of Energy Harbor Corp. and subsidiaries (“the Company”), which comprise the consolidated balance sheets as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively “the financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

UHY-US.com | An independent member of UHY International

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Sterling Heights, Michigan

March 6, 2023

ENERGY HARBOR CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(amounts in millions)

	Year Ended December 31,
	2022	2021
STATEMENTS OF INCOME (LOSS)
Revenues	$2,005	$2,097
Operating costs
Fuel and purchased power	449	725
Depreciation and amortization	169	103
Other operating costs	1,195	1,148

Operating income	192	121
Other income / (expense)
Nuclear decommissioning trust results	(157)	51
Other income / (expense)	(123)	3
Interest expense	(34)	(14)

Income (loss) before taxes	(122)	161
Income tax expense (benefit)	(15)	17

Net income (loss)	($107)	$144

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Net income (loss)	($107)	$144
Other comprehensive income / (loss)
Pension prior service costs	10	12
Pension actuarial gain	11	4
Unrealized loss on investments	—	(35)

Other comprehensive (loss)	21	(19)
Income tax	—	—

Other comprehensive (loss), net of tax	21	(19)

Comprehensive income (loss)	($86)	$125

See notes to the Consolidated Financial Statements.

ENERGY HARBOR CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(amounts in millions)

	December 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$816	$1,063
Receivables, net	240	224
Materials and supplies inventory	297	264
Derivatives	614	292
Prepayments and other	58	125

	2,025	1,968
PROPERTY, PLANT AND EQUIPMENT, NET	1,229	1,404
NUCLEAR PLANT DECOMMISSIONING TRUST	1,808	1,966
DEFERRED CHARGES AND OTHER ASSETS
Derivatives	162	182
Other	39	22

	201	204

TOTAL ASSETS	$5,263	$5,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	132	96
Derivatives	561	351
Other	211	241

	904	688
NONCURRENT LIABILITIES
Asset retirement obligations	1,910	2,306
Long term debt	431	433
Other noncurrent liabilities	281	319

	2,622	3,058
TOTAL LIABILITIES	3,526	3,746
STOCKHOLDERS’ EQUITY
Common stock, preferred stock and additional-paid-in-capital	2,026	1,999
Cost of shares held in treasury	(683)	(683)
Accumulated other comprehensive income (loss)	13	(8)
Retained earnings	381	488

	1,737	1,796

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,263	$5,542

See notes to the Consolidated Financial Statements.

ENERGY HARBOR CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in millions)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	($107)	$144
Adjustments to reconcile net income to cash from operating activities:
Depreciation, amortization and asset retirement obligation accretion	255	170
Loss / (gain) on sale of assets	121	—
Deferred income taxes	(15)	17
Provision for bad debts	3	1
Unrealized loss / (gain) on derivative transactions	(66)	20
Net results on nuclear decommissioning trust investments	157	(51)
Changes in current assets and liabilities:
Receivables, net	(19)	(73)
Materials and supplies inventory	(33)	(43)
Prepayments and other current assets	12	(22)
Accounts payable	36	28
Collateral	55	1
Other current liabilities and accruals	(79)	105
Other deferred charges and assets	12	33

Cash provided from operating activities	332	330
CASH FLOWS FROM INVESTING ACTIVITIES
Capital proceeds	2	—
Capital expenditures	(93)	(113)
Disbursements from the sale of fossil assets	(312)	—
Nuclear fuel purchases	(176)	(107)
Purchases of securities in nuclear decommissioning trust	(1,141)	(616)
Sale of securities in nuclear decommissioning trust	1,141	616

Cash used for investing activities	(579)	(220)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of remarketed debt	561	146
Repayment of debt	(561)	(146)

Cash provided from financing activities	—	—
Net change in cash and cash equivalents	(247)	110
Cash and cash equivalents at beginning of the period	1,063	953

Cash and cash equivalents at end of period	$816	$1,063

SUPPLEMENTAL DISCLOSURE OF CASH INFORMATION
Cash paid for:
Interest	$21	$19
Income taxes	—	—

See notes to the Consolidated Financial Statements.

ENERGY HARBOR CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

For the Years Ended December 31, 2022 and 2021

(amounts in millions, except number of shares data)

							Accumulated
	Preferred Stock		Common Stock				Other		Total
	Number of	Par	Number of	Par		Treasury	Comprehensive	Retained	Stockholders’
	Shares	Value	Shares	Value	APIC	Stock	Income (Loss)	Earnings	Equity
Balance at December 31, 2020	1,502	—	80,401,454	$1	$1,982	($683)	$11	$344	$1,655

Net income	—	—	—	—	—	—	—	144	144
Effects related to pension obligations	—	—	—	—	—	—	16	—	16
Net unrealized loss on available-for-sale securities	—	—	—	—	—	—	(35)	—	(35)
Stock based compensation	485	—	323,780	—	16	—	—	—	16

Balance at December 31, 2021	1,987	—	80,725,234	$1	$1,998	($683)	($8)	$488	$1,796

Net loss	—	—	—	—	—	—	—	(107)	(107)
Effects related to pension obligations	—	—	—	—	—	—	21	—	21
Stock based compensation	485	—	974,127	—	28	—	—	—	28

Balance at December 31, 2022	2,472	—	81,699,361	$1	$2,026	($683)	$13	$381	$1,738

See notes to the Consolidated Financial Statements.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

1. Business, Basis of Presentation and Summary of Accounting Policies

Description of Business

Energy Harbor Corp. (and its consolidated subsidiaries, except as the context may otherwise require, “Energy Harbor,” “we,” “our,” “us,” “EH” or “the Company”) is a privately held energy producer and retailer, headquartered in Akron, Ohio. We serve nearly one million residential, commercial and industrial customers and operate a fleet of nuclear and fossil fuel generators in Ohio, Pennsylvania and West Virginia.

The Company conducts all of its wholesale generation business in the PJM Regional Transmission Organization (“RTO”), which includes Ohio, Pennsylvania and West Virginia, along with a number of other states, and conducts retail operations in those states as well as other states within PJM and the Midcontinent Independent System Operator, Inc. RTO (“MISO”). Through its subsidiaries, Energy Harbor participates in both the generation wholesale and retail markets by selling power and providing energy-related products in the PJM and MISO regions. Our retail business operates through Energy Harbor, LLC (“EH LLC”), which supplies electricity and natural gas to end-use customers through retail arrangements, including retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Michigan, New Jersey and Maryland, and the provision of partial provider of last resort and default service for various utilities in Ohio, Pennsylvania and Maryland.

Exit of Fossil Business

On March 14, 2022, the Company announced its plan to become a 100% carbon free, energy infrastructure company in 2023 with the exit of the fossil business through a sale or deactivation of its fossil power stations as well as the divestiture of other non-core ancillary properties relating to its fossil business.

On May 31, 2022, the Company completed the sale of all the assets and liabilities associated with certain legacy fossil plants. As part of the transaction, the Company received a nominal amount of cash and the buyer assumed all of the asset retirement and environmental obligations associated with those plants. As a result of the completed transaction, the Company recognized a book gain of $55 in the second quarter in other income/(expense) in the statement of income.

In the fourth quarter of 2022, the Company entered into binding agreements to divest its Pleasants and Sammis power facilities and the Hollow Rock landfill (the “Facilities”), which includes the liabilities to deactivate and remediate the Facilities. The transactions each include a net lease of the respective Facility from the buyer to the Company from the closing date through May 31, 2023 (with a short-term extension option applicable to the Pleasants Power Facility), which allow the Company to operate the Facilities for the remainder of its coal supply agreement. The Company completed its sale and lease back of the Pleasants facility in the fourth quarter of 2022, and expects to complete the sale and leaseback of Sammis in the first quarter of 2023. Management determined the Company continues to control the assets at the Pleasants facility through the end of the lease, and as such, the assets are classified as held-and-used until the deactivation date. In accordance with US GAAP, the transaction was recorded as a financing transaction and assets were not derecognized in 2022. As a result of the completed sale and leaseback of the Pleasants facility, the Company recorded a loss of $28 in the fourth quarter in other income / (expense) in the statement of income.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Additionally in the fourth quarter of 2022, the Company completed the sale to divest its Little Blue Run and Hatfield landfills, which includes the buyer assuming all liabilities to deactivate and remediate the landfills. As a result of the sale of these landfills, the Company recorded a loss of $149 in the fourth quarter in other income / (expense) in the statement of income.

With the executed sales and remaining binding agreement to sell Sammis and Hollow Rock, the Company has consummated, or has entered into binding agreements to consummate, the divestiture of its targeted legacy properties as part of its transition to a 100% carbon free company.

The Company assessed whether to report the Fossil business as a discontinued operation in the fourth quarter, separate from the results of continuing operations, in the consolidated financial statements. To be recognized as discontinued operations the business must meet the held-for-sale criterion. Given the facts and circumstances surrounding the sale and leaseback of Pleasants as of the end of the year, and anticipated sale and leaseback of Sammis in the first quarter of 2023, the completed sale of Pleasants was classified as a financing transaction as control was not obtained by the purchaser. As such, Management determined the assets fail to meet the held-for-sale criteria and instead are classified as held-and-used until deactivation, meaning the fossil business is not reported as a discontinued operation in 2022.

Basis of Presentation

The consolidated financial statements (the “financial statements”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All intercompany items and transactions have been eliminated in consolidation. All dollar amounts in the consolidated financial statements as well as tables in the notes thereto are stated in millions of U.S. dollars unless otherwise indicated.

Prior Period Financial Information

In the second quarter of 2022, the Company updated its financial statement presentation to reclassify a portion of settled derivative transactions from revenue to purchased power on the statement of income (loss) to better represent the economics of the transactions. Prior periods have been updated to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The reported results of operations are not necessarily indicative of results of operations for any future period. We have evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in banks, and temporary investments purchased with remaining maturities of three months or less. The Company maintains cash in bank accounts that may exceed the Federal Deposit Insurance Corporation (“FDIC”) limits and recognizes that this is a normal business risk.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Credit Losses

Trade receivables are reported in the balance sheet net of an allowance for credit losses. The Company accrues an allowance for current expected credit losses based on estimates of uncollectible revenues by analyzing accounts receivable aging, historical collections and delinquencies, and other customer and economic factors, as appropriate.

The following table, which is presented in thousands versus millions, provides activity in the allowance for credit losses account for the twelve months ended December 31, 2022 and 2021.

	Year Ended December 31,
(In thousands)	2022	2021
Balance at beginning of period	$1,381	$1,968
Provision for credit losses	2,543	1,353
Write-offs	(2,358)	(2,084)
Recoveries	327	144

Balance at end of period	$1,893	$1,381

Materials and Supplies Inventory

Materials and supplies inventory includes fuel inventory and the distribution, transmission and generation plant materials, net of reserve for excess and obsolete inventory. Materials are generally charged to inventory at weighted average cost when purchased and expensed or capitalized, as appropriate, when used or installed. Fuel stock and natural gas in storage are generally reported at the lower of cost or market when purchased (calculated on a weighted average basis) or net realizable and recorded to fuel expense when consumed.

Nuclear Fuel

Nuclear fuel is capitalized and reported as a component of our property, plant and equipment in our consolidated balance sheets. Amortization of nuclear fuel is calculated on the units-of-production method and is reported as a component of fuel and purchased power costs in our consolidated statements of income and comprehensive income.

Property, Plant and Equipment

Property, plant and equipment reflects original cost, including payroll and related costs such as taxes, employee benefits, administrative and general costs, and interest costs incurred to place the assets in service. The costs of normal maintenance, repairs and minor replacements are expensed as incurred. Energy Harbor recognizes liabilities for planned major maintenance projects as they are incurred.

Depreciation of our property, plant and equipment (except for nuclear fuel) is calculated on a straight-line basis over the estimated lives based on management’s estimates of the assets’ economic useful lives.

Investments

All temporary cash investments purchased with an initial maturity of three months or less are reported as cash equivalents on the consolidated balance sheets at cost, which approximates their fair market value.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Investments other than cash and cash equivalents include equity securities and available-for-sale (“AFS”) debt securities held within the Nuclear Decommissioning Trust (“NDT”). Energy Harbor has no debt securities held for trading purposes.

For AFS debt securities, unrealized gains are recognized in accumulated other comprehensive income (“AOCI”) and losses are recognized in AOCI to the extent there are sufficient unrealized gains to absorb the loss. Otherwise, unrealized losses on AFS debt securities are recognized in income.

Revenue Recognition

The Company accounts for revenues from contracts with customers under ASC 606, “Revenue from Contracts with Customers.” Other non-customer revenues are derived from byproducts and derivative financial instruments and are not revenues from contracts with customers; such revenues are accounted for under other applicable U.S. GAAP guidance.

Refer to Note 3, Revenues, for additional information.

Income Taxes

The Company records deferred income taxes for the tax effect of differences between book and tax bases of assets and liabilities, as well as differences relating to the timing of recognition of income and expenses. Deferred income taxes reflect the available net operating losses and the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Realization of the future tax benefits related to deferred tax assets is dependent on many factors, including past earnings history, expected future earnings, the character and jurisdiction of such earnings, reversing taxable temporary differences, unsettled circumstances that, if unfavorably resolved, would adversely affect utilization of its deferred tax assets, carryback and carryforward periods and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. The Company assesses the realizability of deferred tax assets and records valuation allowances when it is more likely than not (a likelihood of more than 50 percent) that a deferred tax asset will not be realized.

The Company recognizes tax benefits for uncertain tax positions when it is concluded that the tax position, based solely on its technical merits, is more likely than not to be sustained upon examination. The benefit, if any, is measured as the largest amount of benefit, determined on a cumulative probability basis that is more likely than not to be realized upon ultimate settlement. Tax positions failing to qualify for initial recognition are subsequently recognized when they meet the more likely than not standard, upon resolution through negotiation or litigation with the taxing authority or on expiration of the statute of limitations.

The effective tax rate for the years ended December 31, 2022 and 2021 was 12% and 10%, respectively. Refer to Note 8, Income Taxes, for additional information.

Derivative Financial Instruments and Mark-to-Market Accounting

Energy Harbor is exposed to financial risks resulting from fluctuating interest rates and commodity prices, including prices for electricity, natural gas, coal, nuclear fuel and energy delivery. To manage the volatility

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

related to these exposures, Energy Harbor’s senior management has designed and implemented risk management programs and oversees compliance with corporate risk management policies and established risk management practice. The Company uses a variety of derivative instruments to manage commodity price risk. If the instrument meets the definition of a derivative under accounting standards related to derivative instruments and hedging activities, changes in the fair value of the derivative are recognized in net income as unrealized gains and losses. This recognition is referred to as mark-to-market accounting. Accounting standards related to derivative instruments and hedging activities allow for normal purchase or sale elections and hedge accounting designations, which generally eliminate or defer the requirement for mark-to-market recognition in net income and thus reduce the volatility of net income that can result from fluctuations in fair values. Normal purchases and sales are contracts that provide for physical delivery of quantities expected to be used or sold over a reasonable period in the normal course of business and are not subject to mark-to-market accounting if the normal purchase or sale election is made. Accounting standards also permit an entity to designate certain qualifying derivative contracts in a hedge accounting relationship, whereby changes in fair value are not recognized immediately in earnings. Energy Harbor does not have derivative instruments with hedge accounting designations.

Refer to Note 4, Fair Value Measurements, for additional information on the Company’s valuation techniques.

The fair values of our unsettled derivative instruments under mark-to-market accounting are reported in the consolidated balance sheets as derivative contractual assets or liabilities. We report derivative assets and liabilities in the consolidated balance sheet without taking into consideration netting arrangements we have with counterparties. When derivative instruments are settled and realized gains and losses are recorded, the previously recorded unrealized gains and losses and derivative assets and liabilities are reversed. Unrealized gains and losses arising from changes in the fair value of these derivative instruments, as well as realized gains and losses upon settlement of the instruments, are reported in the consolidated statements of income and comprehensive income in revenues, purchased power costs and other operating costs.

Refer to Note 9, Derivative Instruments, for additional information.

Fair Value Measurements

The carrying amount of cash and cash equivalents, receivables, accounts payable, and accrued liabilities approximate fair value because of the short-term maturity of these instruments. Other balance sheet accounts are carried at fair value based on the fair value techniques associated with those instruments. The fair values of long-term debt and other long-term obligations reflect the present value of the cash outflows relating to those securities based on the current call price, the yield to maturity or the yield to call, as deemed appropriate at the end of each respective period. The yields assumed were based on securities with similar characteristics offered by corporations with credit ratings similar to those of Energy Harbor and the difference between carrying value and fair value is not material.

See Note 4, Fair Value Measurements, for a further discussion of fair value of financial instruments.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Asset Retirement Obligations

Energy Harbor recognizes an Asset Retirement Obligation (“ARO”) for the future decommissioning of its nuclear and fossil power plants and future remediation of other environmental liabilities associated with all of its long-lived assets. The ARO liability represents an estimate of the fair value of Energy Harbor’s current obligation related to decommissioning and the retirement or remediation of environmental liabilities of other assets. A fair value measurement inherently involves uncertainty in the amount and timing of settlement of the liability. Energy Harbor uses an expected cash flow approach to measure the fair value of the decommissioning and environmental remediation ARO, considering the expected timing of settlement of the ARO based on the expected economic useful life of the plants (including the likelihood that the facilities will be deactivated before the end of their estimated useful lives). The fair value of an ARO is recognized in the period in which it is incurred. Over time, the liability is accreted for the change in present value.

The cash outflows for all the Nuclear plants were updated in the fourth quarter of 2022 based on new decommissioning cost studies performed by a third-party engineering firm. Changes in the timing or estimated future cash flows result in an adjustment to the carrying amount of the ARO.

Upward revisions (that only include the incremental cash flows over the initial projections) are discounted using the credit-adjusted risk-free rate in effect at the time of the change in estimate and also consider the market risk premium that would be appropriate at that time. The incremental cash flows associated with upward revisions are considered new AROs (or a new layer) and would be measured at fair value under the guidance. The prior cash flows (layer) that are unchanged are not a new measurement.

Downward revisions in the amount of undiscounted estimated cash flows are discounted using the credit-adjusted risk-free rate that existed when the original liability was recognized. A downward revision does not take into account current market interest rates and credit spread and, therefore, is not a fair value measurement subject to the guidance in ASC 820.

As a result of the new decommissioning cost estimates, the Company reduced its ARO liability by approximately $218 in the fourth quarter of 2022.

Refer to Note 10, Asset Retirement Obligations, for additional information.

Pension

Beginning on the Emergence Date, Energy Harbor has provided defined pension benefits to certain of its bargaining unit employees. The Company made no contributions to the pension fund in 2022 or 2021.

Refer to Note 11, Pension, for additional information.

Stock-Based Compensation

Energy Harbor provides stock-based compensation in the form of restricted stock units and restricted stock grants to certain employees. The Company measures stock-based compensation cost based on the estimated fair value of the award on the grant date and recognizes the expense over the requisite service period, typically on a straight-line basis. The fair value of equity awards is recognized as expense in the same period and in the same manner as if Energy Harbor had paid cash for the goods or services. Forfeitures are recognized as they occur.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Refer to Note 12, Stock-Based Compensation, for additional information.

Leases

The Company applies the guidance in ASC 842 to individual leases of assets. The Company determines whether an arrangement is a lease at contract inception by determining if the contract conveys the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration

The Company’s classes of assets include real estate and equipment. All leased assets have been classified as operating and finance lease arrangements.

Operating and Finance lease balances are included in lease right-of-use (“ROU”) assets (Operating and Finance), other current liabilities, and lease liabilities (Operating and Finance) in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease.

ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The operating lease ROU asset also includes any prepaid lease payments made, less lease incentives. The ROU asset is subject to testing for impairment if there is an indicator for impairment, as is the case for owned assets. The amortization of operating lease ROU assets and the accretion of operating lease liabilities are reported together as fixed lease expense. The fixed lease expense is recognized on a straight-line basis over the life of the lease.

The Company’s lease terms include the impact of options to extend or terminate the lease when it is reasonably certain that the options will be exercised or not exercised, as appropriate.

When the rate implicit in the lease is not readily determinable, a lessee that is not a public business entity is permitted to use a risk-free discount rate, instead of its incremental borrowing rate, as an accounting policy election by class of underlying asset. The risk-free rate is determined using a period comparable to that of lease term. Energy Harbor has elected to use risk-free rate (US Treasury rate) as an input to IBR rate.

The Company has elected the practical expedient within ASC 842 not to combine separate lease and non-lease components within lease transactions for all classes of assets. Additionally, the Company has elected the short-term lease exception for all classes of assets and does not apply the recognition requirements in ASC 842 for leases of 12 months or less and recognizes lease payments for short term leases as expense either straight-line over the lease term or as incurred, depending on whether the lease payments are fixed or variable.

Refer to Note 7, Leases, for additional information.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Recently Issued Pronouncements

In February 2016, the FASB established ASC Topic 842 (“ASC 842”), Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. ASC 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; ASU No. 2018-11, Targeted Improvements; ASU No. 2018-20, Narrow-Scope Improvements for Lessors; ASU No. 2019-01, Codification Improvements; ASU No. 2019-10, Leases (Topic 842): Effective Date. ASC 842 establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

ASC 842 is effective for the Company on January 1, 2022, with early adoption permitted. The Company elected to adopt ASC 842 on January 1, 2022, using the alternative transition method provided by ASC 842.

Under the alternative transition method, the effects of initially applying the new guidance are recognized as a cumulative-effect adjustment to retained earnings at the date of initial application, which is January 1, 2022, and prior periods are not restated.

As part of transitioning to ASC 842, the Company has elected to apply the package of transition practical expedients within the new guidance. As required by the new standard, these expedients have been elected as a package, and consistently applied across the Company’s lease portfolio. Given this election, the Company need not reassess:

•	whether any expired or existing contracts are or contain leases

•	the lease classification for any expired or existing leases

•	treatment of initial direct costs relating to any existing leases

As a result of adopting ASC 842 and election of the transition practical expedients, the Company recognized ROU assets and lease liabilities for those leases classified as operating leases under ASC 840 that continued to be classified as operating leases under ASC 842 at the date of initial application. Leases classified as capital under ASC 840 are classified as finance under ASC 842. As of the date of transition to ASC 842, the Company has only one capital lease under ASC 840.

In applying the alternative modified retrospective transition method, the Company measured lease liabilities at the present value of the sum of remaining minimum lease payments. Further, the Company has elected to exclude fixed executory costs as a part of minimum lease payments. The Company’s operating lease liabilities have been measured using the Company’s risk-free rates as of January 1, 2022 (the date of initial application). Additionally, the Company’s operating lease ROU assets have been measured as the initial measurement of applicable lease liabilities adjusted for any unamortized initial direct costs, prepaid/accrued rent, unamortized lease incentives, and any ASC 420 liabilities.

Adoption of ASC 842 effective beginning January 1, 2022, and application of the alternative modified retrospective transition method resulted in:

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

(1) assets increased by $11, primarily representing recognition of right-of-use assets for operating leases;

(2) liabilities increased by $11, primarily representing recognition of lease liabilities for operating leases;

Adoption of this standard did not have a material impact on the Company’s consolidated income statement, consolidated statement of changes in equity and consolidated statement of cash flows.

Refer Note 7, Leases, for additional information.

2. Capitalization

Equity

Common Stock

As of December 31, 2022, and 2021, there were 500 million shares of common stock authorized for issuance, each with a par value of $0.001 per share. There were 81,699,361 and 80,725,234 shares issued and outstanding as of December 31, 2022 and 2021, respectively. All shares of common stock have the same voting rights.

The Company has paid no dividends for the twelve months ended December 31, 2022 and 2021.

Preferred Stock

In connection with the emergence from bankruptcy, the Company issued to certain employees approximately 3,000 shares (in the aggregate) of Series A preferred stock and Series B preferred stock, each with a par value of $0.001 per share. Each share of preferred stock is subject to vesting based upon time and equity return thresholds and vested shares are redeemable and convertible under certain circumstances, with each vested share being currently convertible into 1,000 shares of Company common stock. As of December 31, 2022, and 2021, approximately 2,470 and 1,990 shares of such preferred stock were vested in accordance with their terms, respectively.

The Company has paid no dividends in the years ended December 31, 2022, and 2021.

Treasury Stock

The Board of Directors (the “Board”) of the Company previously authorized management to repurchase up to $800 of the Company’s outstanding common stock in a program that ended late 2020. As of December 31, 2022, and 2021, approximately 20.4 million shares had been repurchased at a total cost of $683 pursuant to the authorization.

Accumulated Other Comprehensive Income

As of December 31, 2022, and 2021, the effects related to pension obligations recognized in accumulated other comprehensive income were $13 and $(8), respectively. In the year ended December 31, 2022, we recognized $21 in other comprehensive income, including immediate recognition of $11 of unamortized prior service costs and $9 of net unrecognized gains / losses due to plan changes, in addition to the amortization of prior service costs. As of December 31, 2022, and 2021, the net unrealized gains in our NDT recorded in accumulated other comprehensive income were zero for both years. Tax effects are released from accumulated other comprehensive income using either the specific identification approach

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

or the portfolio approach based on the nature of the underlying item. The Company assesses the realizability of deferred tax assets and records valuation allowances related to unrealized gains and losses on available for sale securities held in the NDT and other deductible temporary differences when it is more likely than not that a deferred tax asset will not be realized. As of December 31, 2022, and 2021, based on the available evidence, the Company has effectively presented unrealized gains and losses on available for sale securities as net of tax in accumulated other comprehensive income.

Debt

As of December 31, 2022, and 2021, the Company had the following outstanding debt:

	Interest Rate	December 31, 2022	December 31, 2021
Energy Harbor Generation LLC (EHG) secured notes	3.375%	$100	$100
	3.750%	46	46
Energy Harbor Nuclear Generation LLC (EHNG) secured notes	4.750%	285	—
	4.375%	—	285

Total value of oustanding secured notes		$431	$431
Fresh start fair value adjustment		—	2

Total value on consolidated balance sheets		$431	$433

Interest on EHG and EHNG notes is paid semi-annually with the specific dates depending on the debt issuance.

The EHG and EHNG notes are secured by first mortgage bonds issued by EHG and EHNG, as applicable, which are in turn secured by a first lien security interest on substantially all of the applicable operating subsidiaries’ property, plant, and equipment used in the generation and production of electricity. Energy Harbor Corp., the holding company, has provided an unsecured guarantee of the secured notes. These secured notes are considered long-term in nature and are presented as long-term debt on the consolidated balance sheets. Maturity dates extend to 2047.

On April 1, 2021, EHG completed the mandatory repurchase of $46 million aggregate principal amount of its secured notes that had an annual interest rate of 4.25%. In connection with the repurchase, the bonds were converted from a five-year rate mode to a long-term rate mode ending on their maturity date of October 1, 2047 and the interest rate was set at 3.75%. Following the conversion to a long-term rate mode, the bonds were remarketed and sold to funds affiliated with a stockholder of the Company. Except for the reduction in the interest rate, terms of the bonds were not modified, including the maturity date.

On September 15, 2021, EHG completed the mandatory repurchase of $100 million aggregate principal amount of its secured notes that had an annual interest rate of 4.25%. In connection with the repurchase, the bonds were converted from a five-year rate mode to a long-term rate mode ending on their maturity date of August 1, 2029 and the interest rate was set at 3.375%. Following the conversion to a long-term rate mode, the bonds were remarketed and sold to funds affiliated with a stockholder of the Company. Except for the reduction in the interest rate, terms of the bonds were not modified, including the maturity date.

On May 2, 2022, EH Corp entered into a note a purchase agreement with respect to the issuance and sale of secured notes in the amount of $276 with an annual interest rate of 7%, original issue discount of 3% and a maturity date of May 2, 2023. This note and associated accrued interest were repaid in full on July 15, 2022.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

On May 17, 2022, Energy Harbor Nuclear Generation LLC entered into purchase agreements with various funds affiliated with a stockholder of the Company with respect to the remarketing of $285 aggregate principal amount of its secured notes that had an annual interest rate of 4.375%. In connection with such agreements, the bonds were converted from a five-year rate mode to a long-term rate mode ending on their maturity date of June 1, 2033 (or in the case of one series of secured notes on July 1, 2033). Upon the closing of the remarketing of these secured notes, the interest rate for each series were set at 4.75%. Except for the modification in the interest rate and the mandatory repurchase date described above, the terms of the bonds were not modified, including the maturity date.

3. Revenues

The following table represents a disaggregation of revenue from contracts with customers by type of service for the twelve months ended December 31, 2022 and 2021:

	Year Ended December 31,
	2022	2021
Contract sales	$1,997	$1,692
Wholesale sales	778	554
Financially settled sales	(803)	(184)
Transmission sales	25	25

Total customer revenues	1,997	2,087
Other non-customer revenues	8	10

Total revenues	$2,005	$2,097

Energy Harbor primarily provides energy and energy related services, including the generation and sale of electricity through retail and wholesale competitive supply arrangements. Contract sales consist of competitive sales to large commercial and industrial customers, products delivered to electric distribution companies to provide to their end-use non-shopping customers, governmental aggregation sales, municipality sales, bilateral sales, mass market and sales to small commercial and industrial customers. Wholesale sales consist of generation and capacity sales solely to PJM Interconnection L.L.C. (“PJM”). Financially settled sales with third parties are sell side hedging transactions settled in the period. Transmission sales are derived from ancillary services, which help balance the transmission system. Other non-customer revenues are derived from byproducts and derivatives and are not revenues from contracts with customers and are accounted for under other applicable U.S. GAAP guidance.

Electricity revenues are recognized over time as power is delivered to the customer, and the customers consume the electricity immediately as delivery occurs. Capacity revenues resulting from plants standing ready to produce electricity are recognized ratably over the PJM planning year at prices cleared in the annual base residual auction and incremental auctions.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

The power produced at our generation plants is sold into the PJM market and we may also purchase power from PJM and other regional transmission organizations (“RTOs”) to supplement power supplied to customers. Sales of energy into the PJM spot market (wholesale sales) are accounted for as we deliver energy into the market, at which point pricing and quantities are known. Generally, these power sales from generation and purchases to serve load are netted hourly and reported as either revenues or purchased power on the consolidated statements of income and comprehensive income, based on whether Energy Harbor was a net seller or buyer each hour. Capacity purchases and sales through PJM Reliability Pricing Model base residual auctions are reported within revenues on the consolidated statements of income and comprehensive income. Certain capacity income (bonuses) and charges (penalties) related to the availability of units that have cleared in auctions are unknown and not recorded in revenue until the over or under performance of the units occurs.

The majority of Energy Harbor’s contract sales are full requirements contracts in that the quantity of energy purchased is not stipulated in the contract but based on the needs of the customer. The volume variability within these types of contracts is resolved and accounted for as purchased power (netted with wholesale sales) that are triggered as the customer uses power. Energy Harbor may have contract sales that include energy as well as other services such as renewable energy requested by the customer, ancillary services and/or capacity. We have analyzed these contracts and determined, with the exception of energy sales that include renewable power, that these contracts do not have multiple performance obligations that are capable of being distinct within the context of the contract and therefore are not separable. Providing renewable power to customers occurs over time in conjunction with the delivery of electricity resulting in no difference in the timing of revenue recognition.

Energy Harbor follows the accrual method of accounting for revenues, recognizing revenue for electricity that has been delivered to customers but not yet billed through the end of the accounting period. The determination of electricity sales to individual customers is based on meter readings, which occur on a systematic basis throughout each month. At the end of each month, electricity delivered to customers since the last meter reading is estimated and a corresponding accrual for unbilled sales is recognized. The determination of unbilled sales and revenues requires management to make estimates regarding electricity available for retail load, demand by customer class, applicable billing demands, weather-related impacts, number of days unbilled and tariff rates in effect within each customer class. Customer payments are generally due within 30 days.

4. Fair Value Measurements

Certain assets and liabilities are required to be presented at fair value on the consolidated balance sheets. The Company uses several valuation techniques to measure the fair value of assets and liabilities required to be presented at fair value. We categorize our assets and liabilities recorded at fair value using the following fair value hierarchy:

Level 1 valuations use quoted prices for identical instruments in active markets.

Level 2 valuations use quoted prices for similar instruments in active markets and markets that are not active, as well as model-derived valuations using inputs from observable market data.

Level 3 valuations use unobservable inputs, which are only used to the extent observable inputs are unavailable. In these situations, little, if any, market activity for the asset or liability is available, requiring management to utilize the most relevant market information available as well as internally developed inputs and methods. As of December 31, 2022, and 2021, there were no assets or liabilities recorded at fair value using Level 3 valuation techniques.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Authoritative accounting guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy gives the highest priority to Level 1 measurements and the lowest priority to Level 3 measurements.

Energy Harbor primarily applies the market approach for recurring fair value measurements using the best information available. Accordingly, Energy Harbor maximizes the use of observable inputs and minimizes the use of unobservable inputs. The determination of the fair value measures takes into consideration various factors, including but not limited to, nonperformance risk, counterparty credit risk and the impact of credit enhancements (such as cash deposits, letter of credit and priority interests). The impact of these forms of risk was not significant to the fair value measurements.

The following tables set forth the recurring assets and liabilities that are accounted for at fair value by level within the fair value hierarchy as of December 31, 2022 and 2021, respectively:

	December 31, 2022

	Level 1	Level 2	Level 3	Total
Assets
Nuclear decommissioning trusts:
Short-term cash investments	$80	—	—	$80
Equity securities (1)	560	—	—	560
Corporate debt securities	—	$848	—	848
Foreign government debt securities	—	39	—	39
U.S. government debt securities	—	202	—	202
U.S. state debt securities	—	14	—	14
Mortgage-backed securities	—	14	—	14
Derivative assets – commodity contracts	—	776	—	776
Other (2)	764	—	—	764

Total assets	1,404	1,893	—	3,297
Liabilities
Derivative liabilities – commodity contracts	—	(722)	—	(722)

Total liabilities	—	(722)	—	(722)

Net assets (3)	$1,404	$1,171	—	$2,575

(1)	NDT funds hold equity portfolios whose performance is benchmarked against the S&P 500 Low Volatility High Dividend Index, S&P 500 Index, MSCI World Index and MSCI AC World IMI Index.
(2)	Primarily consists of short-term cash investments.
(3)	Excludes $53 million of income tax receivable and ($2) million of other receivables, payables, and accrued income associated with financial instruments reflected within the fair value table.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

	December 31, 2021

	Level 1	Level 2	Level 3	Total
Assets
Nuclear decommissioning trusts:
Short-term cash investments	$318	—	—	$318
Equity securities (1)	162	—	—	162
Corporate debt securities	—	$1,194	—	1,194
Foreign government debt securities	—	61	—	61
U.S. government debt securities	—	177	—	177
U.S. state debt securities	—	19	—	19
Mortgage-backed securities	—	15	—	15
Derivative assets – commodity contracts	—	474	—	474
Other (2)	731	—	—	731

Total assets	1,211	1,940	—	3,151
Liabilities
Derivative liabilities – commodity contracts	—	(486)	—	(486)

Total liabilities	—	(486)	—	(486)

Net assets (3)	$1,211	$1,454	—	$2,665

(1)

NDT funds hold equity portfolios whose performance is benchmarked against the Standard & Poor’s Rating Service (“S&P”) 500 Low Volatility High Dividend Index, S&P 500 Index, MSCI World Index and MSCI AC World IMI Index.

(2)	Primarily consists of short-term cash investments.
(3)	Excludes $17 of income tax receivable $2 of receivables, payables, taxes and accrued income associated with investments reflected within the fair value table

The following table summarizes the amortized cost basis, unrealized gains, unrealized losses and fair values of investments held in NDTs as of December 31, 2022 and 2021, respectively. For available-for-sale (“AFS”) debt securities, unrealized gains are recognized in AOCI and losses are recognized in AOCI to the extent there are sufficient unrealized gains to absorb the loss. Otherwise, unrealized losses on AFS debt securities are recognized in income:

	December 31, 2022
	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value
Equity securities	$508	$62	($10)	$560
Debt securities	$1,113	$15	($11)	$1,117

	December 31, 2021
	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value
Equity securities	$72	$90	—	$162
Debt securities	$1,421	$49	($4)	$1,466

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Proceeds from the sale of investments in equity and AFS debt securities, realized gains and losses on those sales, other-than-temporary-impairment (“OTTI”) and interest and dividend income for the twelve months ended December 31, 2022 and 2021 were as follows:

	Year Ended December 31,
	2022	2021
Sale proceeds	$1,140	($617)
Realized gains	$45	$84
Realized losses	($59)	($72)
OTTI	($166)	($15)
Interest and dividend income	$60	$52

5.	Materials and Supplies Inventory

The following is a summary of materials and supplies inventory by classification as of:

	December 31, 2022	December 31, 2021
Plant materials and operating supplies	$202	$172
Renewable energy credits	68	50
Fossil fuels	25	41
Natural gas	2	1

Total materials and supplies inventory	$297	$264

6.	Property, Plant and Equipment

The following is a summary of property, plant and equipment by classification as of:

	December 31, 2022	December 31, 2021
Personal property	$1,165	$1,303
Nuclear fuel	514	338

Property, plant and equipment, gross	1,679	1,641
Accumulated depreciation & amortization	(450)	(237)

Property, plant and equipment, net	$1,229	$1,404

Depreciation and amortization expense included in the consolidated statements of income and comprehensive income for the year ended December 31, 2022 and 2021 was, $213 and $129, respectively.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

7.	Leases

Reconciliation to statement of financial position

Supplemental statement of financial position information related to leases as of the year ended December 31, 2022 is as follows:

December 31,
2022
Right-of-use asset
Operating	$9
Finance	1

Total right-of-use assets	$10

Lease liability
Operating lease
Current	$2
Non-current	8
Finance lease
Current	—
Non-current	—

Total lease liabilities	$10

Lease cost and reconciliation to income statement

Lease costs incurred by lease type, and/or type of payment for the annual period ending December 31, 2022 are as follows:

Lease cost	December 31, 2022
Finance lease cost
Amortization of right-of-use assets	$1
Interest on lease liabilities	—
Operating lease cost	2
Short-term lease cost	5

Total lease cost	$8

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Other supplemental lease disclosures

Other supplemental quantitative disclosures as of the year ended December 31, 2022 are as follows:

December 31,
2022
Cash paid for amounts included in measurement of lease liabilities:
Operating cash flows from operating leases	$2
Right-of-use assets obtained in exchange for new finance lease liabilities
Right-of-use assets obtained in exchange for new operating lease liabilities	11
Weighted-average remaining lease term:
Finance leases	4
Operating leases	8
Weighted-average discount rate:
Finance leases	6.7%
Operating leases	0.4%

Undiscounted lease commitments

Estimated undiscounted future lease payments under non-cancellable operating leases, along with a reconciliation of the undiscounted cash flows to operating liabilities, as of December 31, 2022 are as follows:

Operating lease
liabilities
Lease Maturity
2023	$2
2024	1
2025	1
2026	1
2027	1
Thereafter	3

Total undiscounted future cash flows	$9
Less: Imputed Interest	—

Present value of future cash flows	$9

Presentation on statement of financial position
Current	$1
Non-current	$8

As of the reporting date, there are no such leases which have not yet commenced but create significant rights and obligations.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

8.	Income Taxes

Energy Harbor records income taxes in accordance with the liability method of accounting. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts recognized for tax purposes. Deferred income tax liabilities related to temporary tax and accounting basis differences and deferred income tax assets related to tax credit carryforward items are recognized at the statutory income tax rates in effect when the liabilities are expected to be paid. Deferred tax assets are recognized based on income tax rates expected to be in effect when they are settled.

The components of the provision for income taxes for the year ended December 31, 2022 and 2021 are as follows:

	Year Ended December 31,

	2022	2021
Current:
Federal	—	—
State	($2)	—
Deferred:
Federal	(13)	$17
State	—	—

Total tax expense	($15)	$17

The provision for income taxes differs from the amount that would result from applying the federal statutory rate of 21% to income before income taxes primarily due to return-to-provision adjustment, state income taxes, net of federal impact and the federal income tax impact of the valuation allowances offsetting the other tax expenses generated during the year.

As of December 31, 2022, and 2021, the deferred tax liabilities are $7 and $19, respectively, and are recorded as other noncurrent liabilities on the consolidated balance sheet. The temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2022 and 2021 include basis differences in asset retirement obligations; nuclear decommissioning funds; non-deductible reserves and allowances; property plant and equipment and nuclear fuel, principally due to differences in depreciation; and net operating loss carryforwards.

The Company assesses the realizability of deferred tax assets and records valuation allowances when it is more likely than not (a likelihood of more than 50 percent) that a deferred tax asset will not be realized. As of December 31, 2022, and 2021, the Company has recorded valuation allowances over certain deferred tax assets equal to $455 and $455, respectively. This conclusion is based on a lack of sufficient periods of profitability following bankruptcy emergence and will be reassessed each year going forward. As a result, there is no change in valuation allowance as of December 31, 2022.

As of December 31, 2022, and 2021, the Company had US federal net operating losses (“NOLs”) equal to $557 and $164, respectively. $65 of the $557 expires between 2032 and 2037, and losses arising in taxable years beginning after December 31, 2020 have an indefinite carryforward period and are limited to 80% of the excess (if any) of the taxable income. As of December 31, 2022, and 2021, the Company had US state and local NOLs of $5,816 and $5,487, respectively, which will begin to expire in 2025.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Energy Harbor recognizes interest expense or income and penalties related to uncertain tax positions in income taxes by applying the applicable statutory interest rate to the difference between the tax position recognized and the amount previously taken, or expected to be taken, on the tax return. Energy Harbor includes net interest and penalties in the provision for income taxes. As of December 31, 2022, and 2021, the Company has recorded an uncertain tax liability of $2 and $2 associated with its state and local NOL carryforward, respectively. As of December 31, 2022, the Company does not anticipate any of the uncertain tax liability to reverse in the next twelve months. Energy Harbor’s recognition of net interest associated with unrecognized tax benefits in 2022 and 2021 was not material. The Company is not subject to examination by US Federal or various US State jurisdictions for years prior to 2019.

9.	Derivative Instruments

Energy Harbor is exposed to financial risks resulting from fluctuating interest rates and commodity prices, including prices for electricity, natural gas, coal and energy delivery. To manage the volatility related to these exposures, Energy Harbor’s senior management has designed and implemented risk management programs and oversees compliance with corporate risk management policies and established risk management practice.

We engage in economic hedging activities to manage our exposure related to commodity price fluctuations through the use of financial and physical derivative contracts for commodities. These derivatives are accounted for in accordance with U.S. GAAP, which requires that we record all derivatives on the balance sheet at fair value with changes in fair value immediately recognized in earnings as unrealized gains or losses. U.S. GAAP permits an entity to designate qualifying derivative contracts as normal purchases and sales. If designated, those contracts are not recorded at fair value. U.S. GAAP also permits an entity to designate qualifying derivative contracts in a hedge accounting relationship. If a hedge accounting relationship is used, a significant portion of the changes in fair value is not immediately recognized in earnings. We have elected not to apply hedge accounting to our commodity contracts, and we have designated contracts as normal purchases and sales in only limited cases, such as our retail sales contracts.

Energy Harbor accounts for derivative instruments on its consolidated balance sheets at fair value unless they meet the normal purchases and normal sales criteria. Derivative instruments meeting the normal purchases and normal sales criteria are accounted for under the accrual method of accounting with their effects included in earnings at the time of contract performance.

The Company uses a variety of derivative instruments to manage commodity price risk. Unrealized gains and losses arising from changes in the fair value of these derivative instruments, as well as realized gains and losses upon settlement of the instruments, are reported in the consolidated statements of income and comprehensive income in revenues, purchased power costs and other operating costs. Energy Harbor has contractual derivative agreements through 2026.

Set forth below is a description of derivative instruments currently being used by the Company to manage commodity price risk.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

•

Commodity Derivatives – Energy Harbor uses both physically and financially settled derivatives to manage its exposure to volatility in commodity prices. Commodity derivatives are used for risk management purposes to hedge exposures when it makes economic sense to do so, including circumstances where the hedging relationship does not qualify for hedge accounting. Commodity swaps and options are used to optimize Company profitability and balance expected sales with expected generation.

As of December 31, 2022, Energy Harbor posted $16 of collateral under these commodity derivative contracts, including $10 posted with clearing houses. Of the $16, there were no offsets to derivative liabilities under netting arrangements.

•

Financial Transmission Rights (FTRs) – Energy Harbor holds FTRs that generally represent an economic hedge of future congestion charges that will be incurred in connection with Energy Harbor’s load obligations. Energy Harbor acquires the majority of its FTRs in an annual auction through a self-scheduling process involving the use of auction revenue rights allocated to members of PJM that have load serving obligations.

The future obligations for the FTRs acquired at auction are reflected on the consolidated balance sheets and have not been designated as cash flow hedge instruments. Energy Harbor initially records these FTRs at the auction price less the obligation due to PJM, and subsequently adjusts the carrying value of remaining FTRs to their estimated fair value at the end of each accounting period prior to settlement. Changes in the fair value of FTRs held by Energy Harbor are included in other operating costs as unrealized gains or losses.

Energy Harbor records the fair value of derivative instruments on a gross basis. The following table summarizes the fair value and classification of derivative instruments on the consolidated balance sheets as of December 31, 2022 and 2021, respectively:

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

	December 31, 2022
	Derivative	Derivative
	Assets	Liabilities
Commodity contracts:
Current	$614	$561
Noncurrent (1)	162	161

Total	$776	$722

(1)	Noncurrent derivative liabilities are included in Other noncurrent liabilities on the consolidated balance sheets.

	December 31, 2021
	Derivative	Derivative
	Assets	Liabilities
Commodity contracts:
Current	$292	$351
Noncurrent (1)	182	135

Total	$474	$486

(1)	Noncurrent derivative liabilities are included in Other noncurrent liabilities on the consolidated balance sheets.

Energy Harbor enters into contracts with counterparties that allow for the offsetting of derivative assets and derivative liabilities under netting arrangements with the same counterparty. These contracts contain margining provisions that require the use of collateral to mitigate credit exposure between Energy Harbor and these counterparties. In situations where collateral is pledged to mitigate exposures related to derivative and non-derivative instruments with the same counterparty, Energy Harbor allocates the collateral based on the percentage of the net fair value of derivative instruments to the total fair value of the combined derivative and non-derivative instruments.

The following table summarizes the fair value of derivative assets and derivative liabilities on Energy Harbor’s balance sheet after taking into consideration the effect of netting arrangements and collateral on its financial position as of December 31, 2022 and 2021:

	December 31, 2022
	Gross	Offsetting	Cash Collateral	Net
	Amount	Instrument	(Held) Posted	Amounts
Commodity contracts:
Derivative assets	$776	($697)	—	$79
Derivative liabilities	(722)	697	—	(25)

Net amounts	$54	—	—	$54

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

	December 31, 2021
	Gross	Offsetting	Cash Collateral	Net
	Amount	Instrument	(Held) Posted	Amounts
Commodity contracts:
Derivative assets	$474	($451)	—	$23
Derivative liabilities	(486)	451	$26	(9)

Net amounts	($12)	—	$26	$14

The following table summarizes the volumes associated with the Company’s outstanding derivative transactions for the year ended December 31, 2022 and 2021:

	December 31, 2022
	Purchases	Sales	Net	Units
Electric contracts (1)	26	(26)	—	MWH
Gas contracts (1)	99	(122)	(23)	MMBTU

(1)	Volumes in millions.

	December 31, 2021
	Purchases	Sales	Net	Units
Electric contracts (1)	39	(32)	7	MWH
Gas contracts (1)	101	(193)	(92)	MMBTU

(1)	Volumes in millions.

The effect of derivative instruments on the Company’s statements of income and comprehensive income during the year ended December 31, 2022 and 2021 are summarized in the following table:

	Year Ended December 31

	2022			2021
	Commodity			Commodity
	Contracts	FTRs	Total	Contracts	FTRs	Total
Unrealized gain (loss):
Other operating expense	$65	—	$65	($20)	—	($20)
Realized gain (loss):
Revenues	($802)	$3	($799)	($184)	$1	($183)
Purchased power	$575	($16)	$559	$159	—	$159

10.	Asset Retirement Obligations

Energy Harbor has recognized applicable legal obligations for Asset Retirement Obligations (“AROs”) and the associated cost primarily for the decommissioning of the Beaver Valley, Davis-Besse and Perry nuclear generating facilities and closure of coal ash disposal sites, which aggregate to approximately $1,910 and $2,306 as of December 31, 2022 and 2021, respectively. In addition, the Company has recognized conditional AROs, primarily for asbestos remediation.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Energy Harbor uses an expected cash flow approach to measure the fair value of the nuclear decommissioning, coal and environmental remediation AROs, considering the expected timing of settlement of the ARO based on the expected economic useful life of the plants. Over time, the liability is accreted for the change in present value. The ARO cash outflows for the Nuclear plants were updated in the fourth quarter of 2022 based on new decommissioning cost studies performed by a third-party engineering firm. Changes in the timing or estimated future cash flows result in an adjustment to the carrying amount of the ARO and are presented in the rollforward below as a remeasurement adjustment in the year ended December 31, 2022.

The following table summarizes the changes to these obligations, reported as AROs in noncurrent liabilities in our consolidated balance sheet, for the years ended December 31, 2022 and 2021, respectively:

	December 31, 2022	December 31, 2021
Asset retirement obligations at January 1	$2,306	$2,270
Accretion	42	43
Liabilities settled	(8)	(7)
Assumed by buyer in Fossil exit	(212)	—
Remeasurement	(218)	—

Asset retirement obligations at December 31	$1,910	$2,306

11. Pension

Energy Harbor provides a noncontributory qualified defined benefit pension plan that covers certain bargaining unit employees. The Energy Harbor Pension Plan for Collectively Bargained Employees (the “Pension Plan”) covers employees employed by the Company on or after February 27, 2020, who are covered by a collective bargaining agreement requiring participation in the Pension Plan. The Pension Plan is a qualified defined benefit pension plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (Code), and is subject to the provisions of ERISA. The Pension Plan provides benefits to participants under one of two formulas: (i) a Cash Balance Formula under which participants earn monthly contribution credits based on their compensation and a combination of their age and years of service, plus monthly interest credits or (ii) a Traditional Retirement Plan Formula based on years of service and average earnings dependent on the work location. Under the Cash Balance Formula, future increases in earnings will not apply to prior service costs. It is our policy to fund the Pension Plan assets to the extent required under existing federal regulations. Energy Harbor also has obligations to former or inactive employees after employment, but before retirement, for disability-related benefits.

During the years ended December 31, 2022, and 2021, we recorded changes in the funded status of our pension benefit obligation totaling $(7), and $(22), respectively.

Pension benefit costs are affected by employee demographics (including age, compensation levels and employment periods), the level of contributions made to the plans and earnings on plan assets. Pension benefit costs may also be affected by changes in key assumptions, including anticipated rates of return on plan assets, the discount rates and health care trend rates used in determining the projected benefit obligations for pension costs. Energy Harbor uses a December 31 measurement date for its Pension Plan. The fair value of the plan assets represents the actual market value as of the measurement date.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

As of December 31, 2022, the pension formulas for all union groups have been frozen through collective bargaining agreements. All employees covered under collective bargaining agreements are now earning future retirement benefits in the company’s defined contribution program.

Discount Rate - The effective discount rates were determined using the AON AA Above Median yield curve. This yield curve is represented by a series of annualized spot discount rates. For a given future payment stream, the yield curve methodology produces a single equivalent discount rate that may be used for accounting determinations. The single equivalent discount rates from the Aon AA Above Median yield curve were determined using the expected benefit payments from the plan.

Expected Return on Plan Assets - Energy Harbor’s assumed rate of return on pension plan assets considers historical market returns and economic forecasts for the types of investments held by the pension trust. The expected return on pension assets is based on input from investment consultants, including the trusts’ asset allocation targets and the historical performance of risk-based and fixed income securities.

Mortality Rates – We used the Pri-2012 combined healthy (amounts weighted, with separate rates for contingent survivors) projected generationally using scale MP-2021 (base year 2012), to determine the 2022 benefit cost and obligation as of December 31, 2022.

Net Periodic Benefit Costs - Service costs, interest on obligations, expected return on plan assets, amortization of prior service costs, and curtailment costs are reported within Other operating expenses on Energy Harbor’s consolidated statements of income and comprehensive income. Non-service costs are reported within Other Income (Expense) on Energy Harbor’s consolidated statements of income and comprehensive income. Net gain / (loss) and prior service costs are accumulated in other comprehensive income and have not yet been recognized as components of net periodic benefit costs.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Detailed Information Regarding Pension Plan

The following information is based on a December 31, 2022 and 2021 measurement dates:

	Year Ended December 31,
	2022	2021
Weighted-Average Assumptions Used to Determine Net Periodic Benefit Cost:
Effective discount rate for benefit obligation	5.34%	3.33%
Effective rate for interest on benefit obligation	5.21%	3.00%
Effective rate for service cost	n/a	3.33%
Effective rate for interest on service	n/a	3.00%
Expected return on plan assets	7.05%	5.01%
Rate of compensation increases	Age-Graded	Age-Graded
Components of Net Periodic Benefit Cost:
Service cost	$3	$14
Interest cost	1	1
Expected return on plan assets	(1)	(1)
Amortization of prior service costs (credit)	—	2
Curtailment expense/(income)	2	—

Net periodic benefit cost (income)	$5	$16
Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income:
Net (gain) loss and prior service (cost) credit	(20)	(17)

Total recognized in net periodic benefit cost and other comprehensive income	($15)	($1)

Assumptions Used to Determine Benefit Obligations at Period End:
Discount rate	5.34%	3.33%
Rate of compensation increase	Age-Graded	Age-Graded
Cash balance weighted-average interest crediting rate	4.25%	2.57%

The changes in benefit obligation and plan assets, funded status and amounts recognized in the balance sheet and accumulated other comprehensive income, for the years ended December 31, 2022 and 2021 are as follows:

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

	Year Ended December 31,
	2022	2021
Change in Benefit Obligation:
Projected benefit obligation at beginning of period	$41	$43
Service cost	3	14
Interest cost	1	1
Actuarial (gain) / loss	(15)	—
Actual benefits paid	(1)	(2)
Liability gain / loss due to curtailment	(7)	(15)

Projected benefit obligation at end of year	$22	$41

Change in Plan Assets:
Fair value of assets at beginning of period	$19	$15
Actual return on plan assets	(3)	1
Employer contributions	—	5
Benefits paid	(1)	(2)

Fair value of assets at end of year	$15	$19

Funded Status:
Projected pension benefit obligation	($22)	($41)
Fair value of assets	15	19

Funded status at end of year	($7)	($22)

Amounts Recognized in the Consolided Balance Sheet Consist of:
Other noncurrent assets	—	—
Other noncurrent liabilities	(7)	(22)

Net asset / (liability)	($7)	($22)

Amounts Recognized in Accumulated Other Comprehensive Income (AOCI) Consist of:
Prior service cost (credit)	—	$10
Net actuarial (gain)/ loss	($13)	(2)

Total in AOCI	($13)	$8

The following tables set forth pension financial assets that are accounted for at fair value by level within the fair value hierarchy at December 31, 2022 and 2021, respectively. For investments reported at Net Asset Value (“NAV”) where there is no readily determinable fair value, a practical expedient is available that allows the NAV to approximate fair value. Investments that use NAV as a practical expedient are excluded from the requirement to be categorized within the fair value hierarchy tables. Instead, these investments are reported outside of the fair value hierarchy tables to assist in the reconciliation of investment balances reported in the tables to the consolidated balance sheets. Energy Harbor has elected the NAV practical expedient for multi-strategy funds and real estate funds held within the pension plan.

See Note 4, Fair Value Measurements, for a description of each level of the fair value hierarchy.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

	December 31, 2022				Asset
	Level 1	Level 2	Level 3	Total	Allocation
Cash and short-term securities	$1	—	—	$1	5%
Public equity	6	—	—	6	42%
Fixed income	—	6	—	6	39%

Total	$7	$6	—	$13	85%

Multi-strategy and real estate funds (1)				2	15%

Total Investments				$15	100%

(1) Net Asset Value used as practical expedient to approximate fair value.

	December 31, 2021				Asset
	Level 1	Level 2	Level 3	Total	Allocation
Cash and short-term securities	$2	—	—	$2	9%
Public equity	8	—	—	8	43%
Fixed income	—	7	—	7	37%

Total	$10	$7	—	$17	88%

Multi-strategy and real estate funds (1)				2	12%

Total Investments				$19	100%

(1)	Net Asset Value used as practical expedient to approximate fair value.

Energy Harbor follows a total return investment approach using a mix of equities, fixed income and other available investments while taking into account the pension plan liabilities to optimize the long-term return on plan assets for a prudent level of risk. Risk tolerance is established through careful consideration of plan liabilities, plan funded status and corporate financial condition. The investment portfolio contains a diversified blend of equity and fixed-income investments. Equity investments are diversified across U.S. and non-U.S. stocks, as well as growth, value, and small and large capitalization funds. Other assets such as real estate funds are used to enhance long-term returns while improving portfolio diversification. Investment risk is measured and monitored on a continuing basis through periodic investment portfolio reviews, annual liability measurements and periodic asset/liability studies.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Energy Harbor’s target asset allocations for its pension portfolio is shown in the following table:

Fixed income	42%
U.S equities	30%
International equities	15%
Multi-strategy funds	11%
Cash and cash equivalents	2%

100%

Significant Concentrations of Risk

The Pension Plan’s investments are exposed to risks such as interest rate, capital market and credit risks. We seek to optimize return on investment consistent with levels of liquidity and investment risk which are prudent and reasonable, given prevailing capital market conditions and other factors specific to us. While we recognize the importance of return, investments will be diversified in order to minimize the risk of large losses unless, under the circumstances, it is clearly prudent not to do so. There are also various restrictions and guidelines in place including limitations on types of investments allowed and portfolio weightings for certain investment securities to assist in the mitigation of the risk of large losses.

Contributions

The minimum required contribution for the 2022 and 2021 plan year was zero, respectively. As such, the Company made no contributions to the pension fund in 2022 or 2021. There was $5 in escrow that was released back to the plan in April 2021 for the 2020 plan year. For funding purposes, a Company can allocate a contribution back to the prior year if it’s made within eight and a half months after the end of the plan year.

The Company expects to contribute $3 to the Pension Plan in the year ended December 31, 2023.

Future Benefit Payments

Taking into account estimated employee future service, Energy Harbor expects to make the following benefit payments from plan assets and other payments, net of participant contributions:

Pension Benefits
2023	$1
2024	$1
2025	$1
2026	$1
2027	$1
Years 2028—2032	$5

Retirement Contribution Plan

Certain Energy Harbor employees are eligible to participate in the Energy Harbor 401(k) & Retirement Contribution Plan (the “401(k) Plan”), which provide for Non-elective Employer Contributions (“NEC”) and matching contributions. For the years ended December 31, 2022 and 2021 expense of $39 and $27, are included in the consolidated statements of income related to these 401(k) plans, respectively.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

12. Stock-Based Compensation Plans

Energy Harbor grants stock-based awards through the Energy Harbor Corp. 2020 Equity Incentive Plan (the “Plan”), primarily in the form of restricted stock units and restricted stock grants. Vesting periods for stock-based awards range, with the majority of awards having a vesting period of three to four years. With respect to the restricted stock units, upon settlement, the participant may elect that up to fifty percent (50%) of such vested restricted stock units to be settled in a cash payment equal to the fair value of one share of common stock for each such restricted stock unit (the “Cash-Settled Restricted Stock Units”) and the remaining percentage of such vested restricted stock units shall be settled in one share of common stock for each such restricted stock unit. Energy Harbor records the compensation costs for stock-based compensation awards that will be paid in stock over the vesting period based on the fair value on the grant date. Energy Harbor accounts for forfeitures as they occur.

As of December 31, 2022, and 2021, Energy Harbor had 574 thousand and 657 thousand, respectively, non-vested restricted common stock units with a weighted-average grant date fair value of $35.26 and $23.18, respectively. As of December 31, 2022, and 2021, Energy Harbor had 400 and 800, respectively, non-vested restricted preferred stock units with a weighted-average grant date fair value of $14.85 for both years.

Stock-Based Compensation Expense

The Company adjusts the compensation costs for stock-based compensation awards that are expected to be paid in cash based on changes in the fair value of the award as of each reporting date. Energy Harbor records the actual tax benefit realized from tax deductions when awards are exercised or settled. The income tax effects of awards are recognized in the income statement when the awards vest, are settled or are forfeited.

Stock-based compensation expense of awards recognized in the statements of income was $53 and $22 for the years ended December 31, 2022 and 2021, respectively.

The weighted-average fair value of common stock awards vesting in 2022 and 2021 was $47.31 and $23.54, respectively, per unit. The weighted-average fair value of preferred stock awards vesting in 2022 and 2021 was $14.85. For the years ended December 31, 2022 and 2021, the fair value of common stock restricted stock units vested was $46 and $13, respectively. For the years ended December 31, 2022 and 2021, the fair value of preferred stock restricted stock units vested was $7 thousand and $7 thousand, respectively. As of December 31, 2022, there was approximately $11 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted for restricted stock units, which is expected to be recognized over a period of approximately two years.

Non-Qualified Deferred Compensation Plan

Under the Non-Qualified Deferred Compensation Plan (“NQDCP”), certain employees may elect to defer payment of a portion of their basic compensation, cash incentive compensation, and/or equity compensation, to the extent permitted by the Board of Directors for any given plan year, such amount to be credited to his or her personal account under the Plan. An account shall be established for each participant by the Company as of the effective date of such participant’s first deferral election. The Company may credit, from time to time, as a discretionary Company contribution to the account of a participant such amount, if any, as the Board of Directors shall determine. Such contributions may vary by individual participant or by group as determined by the Board of Directors in its sole discretion.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Awards deferred into the participant’s account will pay out in cash upon separation from service, death disability, or a change in control of the business.

13.	Commitments, Guarantees and Contingencies

Guarantees and Other Assurances

Energy Harbor has various financial and performance guarantees and indemnifications that are issued in the normal course of business. They typically include performance guarantees, stand-by letters of credit and debt guarantees. We enter into these arrangements to facilitate commercial transactions with third parties to enhance the value of the transactions. The most significant guarantee as of December 31, 2022 was our unsecured guarantee of EHG’s and EHNG’s outstanding secured notes.

In the normal course of business, Energy Harbor enters into physical or financially settled contracts for the sale and purchase of natural gas, electric capacity and energy. Certain agreements and derivative instruments contain provisions that require the Company to post collateral. This collateral may be posted in the form of cash or credit support, depending on the terms of the individual agreement. The collateral and credit support requirements vary by contract and by counterparty. The collateral calculation allows for the offsetting of assets and liabilities with the same counterparty, where the contractual right of offset exists under applicable master netting agreements. Energy Harbor has posted cash collateral of $17 and $72 as of December 31, 2022 and 2021, respectively.

In the year ended December 31, 2022, the Company had a substantial portion of purchases from two vendors, representing 25% of total vendor purchases. As of December 31, 2022, there was no balance due to those two vendors. In the year ended December 31, 2021, the Company had a substantial portion of purchases from one vendor, representing 15% of total vendor purchases. As of December 31, 2021, the net amount due to that vendor represented 11% of total accounts payable. The Company believes there are numerous other vendors that could be substituted should the supplier become unavailable or non-competitive.

On October 5, 2021, the Company and certain of its subsidiaries entered into a Zero Carbon Letter of Credit Facility with certain financing institutions (including Royal Bank of Canada, Goldman Sachs and funds affiliated with Avenue Capital Management as initial anchor participants) and Royal Bank of Canada as administrative agent and collateral agent. The Zero Carbon LC Facility had an original October 5, 2021 (subsequently amended to October 5, 2023) and is secured by a first lien on the equity interests of certain subsidiaries of the Company and certain related assets. On November 30, 2021, the agreement was amended to provide a new incremental Tranche B Commitment for the issuance of Tranche B Letters of Credit in an aggregate principal amount of $25 with an Expiry Date of February 28, 2022 (subsequently amended to $100 and extended to March 31, 2023). Total outstanding LOC as of December 31, 2022 was $102.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in millions)

Ongoing Litigation

Governmental Investigations into Activities Surrounding Ohio House Bill 6 (“HB6”)

In July 2020, the Speaker of the Ohio State House of Representatives and four other individuals were arrested in connection with activities related to the passage of HB6. Shortly thereafter a criminal complaint filed by the United States Attorney for the Southern District of Ohio against these individuals as well as one entity was unsealed in Federal District Court. In connection with the US Attorney’s Office investigation into HB6, Energy Harbor received a grand jury subpoena requiring production of certain information. Further, the Securities and Exchange Commission also has opened an investigation related to HB6 and such investigation is ongoing. In addition, complaints concerning alleged election irregularities related to HB6 have also been referred to the Ohio Election Commission. The Company intends to fully cooperate with the government investigations, and the outcome of any governmental investigations into these matters cannot be predicted.

In August 2020, the Ohio Attorney General filed a civil RICO complaint against FirstEnergy Corp. and various Energy Harbor companies related to passage of HB6. In addition, two class actions against the Company related to HB6 were filed in Cuyahoga County and the Federal District Court for the Southern District of Ohio. On June 7, 2022 the Company entered into a Settlement Agreement with plaintiffs’ counsel settling the two class actions in the aggregate amount of $11.5. The Settlement was finally approved by the Court on November 9, 2022, and the cases have been dismissed.

The results of the governmental investigations and litigation matters described above, together with any future investigations or litigation matters related to the passage of HB6, could divert management’s focus and result in substantial investigation expenses, or otherwise require the commitment of substantial corporate resources. The outcome of the governmental investigations and related litigation is inherently uncertain, and a favorable or unfavorable range of outcomes cannot be predicted. If one or more legal matters were resolved against the Company, its reputation, business, financial condition, results of operations or cash flow may be adversely affected. Further, such an outcome could result in monetary damages, injunctive relief, remedial corporate measures or other relief against the Company that could adversely impact our financial condition and/or operations.

14.	Subsequent Events

On March 6, 2022, Vistra Corp. (Vistra) executed a definitive agreement with the Company, pursuant to which the Company will merge with and into a newly-formed subsidiary of Vistra. The agreement has been approved by both companies’ board of directors. The companies anticipate closing the transaction in the second half of 2023. The transaction is subject to certain regulatory approvals, including by the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, and the Department of Justice under the Hart-Scott-Rodino Act.

Energy Harbor Corp. and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

For the Quarterly Period Ended: March 31, 2023

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Board of Directors and Stockholders

of Energy Harbor Corp.

We have reviewed the accompanying interim consolidated financial statements of Energy Harbor Corp. and subsidiaries (“the Company”) which comprise the consolidated balance sheet as of March 31, 2023, and the related consolidated statements of loss and comprehensive loss, changes in stockholders’ equity, and cash flows for the three months then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”). A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the interim consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation. and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Prior Period Presented

The financial statements of the Company as of March 31 , 2022 were not audited or reviewed and accordingly we do not express an opinion, a conclusion, nor provide any assurance on those financial statements.

Sterling Heights, Michigan

May 12, 2023

UHY-US.com | An independent member of UHY International

ENERGY HARBOR CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(Unaudited) (amounts in millions)

	Three Months Ended March 31,
	2023	2022
STATEMENTS OF LOSS
Revenues	$748	$646
Operating costs
Fuel and purchased power	288	255
Depreciation and amortization	44	27
Other operating costs	496	410

Operating loss	(80)	(46)
Other income / (expense)
Nuclear decommissioning trust results	70	(116)
Other income, net	2	—
Interest expense, net	(7)	(3)

Loss before taxes	(15)	(165)
Income tax benefit	(3)	(26)

Net loss	($12)	($139)

STATEMENTS OF COMPREHENSIVE LOSS
Net loss	($12)	($139)
Other comprehensive income	—	—
Income tax	—	—

Comprehensive loss	($12)	($139)

See notes to the Condensed Consolidated Financial Statements.

ENERGY HARBOR CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (amounts in millions)

	March 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$717	$816
Receivables, net	217	240
Materials and supplies inventory	290	297
Derivatives	309	614
Prepayments and other	135	58

	1,668	2,025
PROPERTY, PLANT AND EQUIPMENT, NET	1,240	1,229
NUCLEAR PLANT DECOMMISSIONING TRUSTS	1,879	1,808
DEFERRED CHARGES AND OTHER ASSETS
Derivatives	85	162
Other	35	39

	120	201
TOTAL ASSETS	$4,907	$5,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$114	$132
Derivatives	349	561
Other	157	211

	620	904
NONCURRENT LIABILITIES
Asset retirement obligations	1,919	1,910
Long term debt	431	431
Other noncurrent liabilities	207	281

	2,557	2,622
TOTAL LIABILITIES	3,177	3,526
STOCKHOLDERS’ EQUITY
Common stock, preferred stock and additional-paid-in-capital	2,031	2,026
Cost of shares held in treasury	(683)	(683)
Accumulated other comprehensive income	13	13
Retained earnings	369	381

	1,730	1,737

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,907	$5,263

See notes to the Condensed Consolidated Financial Statements.

ENERGY HARBOR CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (amounts in millions)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	($12)	($139)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation, amortization and asset retirement obligation accretion	64	47
Deferred income taxes	(3)	(26)
Provision for bad debts	1	—
Unrealized loss on derivative transactions	99	95
Net results on nuclear decommissioning trust investments	(70)	116
Changes in current assets and liabilities:
Receivables, net	22	(14)
Materials and supplies inventory	7	(1)
Prepayments and other current assets	(6)	6
Accounts payable	(18)	8
Collateral	(70)	(104)
Other current liabilities and accruals	(30)	(85)
Other deferred charges and assets	7	7

Cash used for operating activities	(9)	(90)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(35)	(26)
Nuclear fuel purchases	(55)	(39)
Purchases of securities in nuclear decommissioning trusts	(117)	(124)
Sale of securities in nuclear decommissioning trusts	117	124

Cash used for investing activities	(90)	(65)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash provided from financing activities	—	—
Net change in cash and cash equivalents	(99)	(155)
Cash and cash equivalents at beginning of the period	816	1,063

Cash and cash equivalents at end of period	$717	$908

SUPPLEMENTAL DISCLOSURE OF CASH INFORMATION
Cash paid for:
Interest	$2	$2
Income taxes	—	—

See notes to the Condensed Consolidated Financial Statements.

ENERGY HARBOR CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

(Unaudited)

(amounts in millions, except number of shares data)

							Accumulated
	Preferred Stock		Common Stock				Other		Total
	Number of	Par	Number of	Par		Treasury	Comprehensive	Retained	Stockholders’
	Shares	Value	Shares	Value	APIC	Stock	Income (Loss)	Earnings	Equity
Balance at December 31, 2021	1,987	—	80,725,234	$1	$1,998	($683)	($8)	$488	$1,796

Net loss	—	—	—	—	—	—	—	(139)	(139)
Stock based compensation	—	—	145,232	—	5	—	—	—	5

Balance at March 31, 2022	1,987	—	80,870,466	$1	$2,003	($683)	($8)	$349	$1,662

Net income	—	—	—	—	—	—	—	32	32
Effects related to pension obligations	—	—	—	—	—	—	21	—	21
Stock based compensation	485	—	828,895	—	22	—	—	—	22

Balance at December 31, 2022	2,472	—	81,699,361	$1	$2,025	($683)	$13	$381	$1,737

Net loss	—	—	—	—	—	—	—	(12)	(12)
Effects related to pension obligations	—	—	—	—	—	—	—	—	—
Stock based compensation	—	—	1,472	—	5	—	—	—	5

Balance at March 31, 2023	2,472	—	81,700,833	$1	$2,030	($683)	$13	$369	$1,730

See notes to the Condensed Consolidated Financial Statements.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

1.	Business, Basis of Presentation and Summary of Accounting Policies

Description of Business

Energy Harbor Corp. (and its consolidated subsidiaries, except as the context may otherwise require, “Energy Harbor,” “we,” “our,” “us,” “EH” or “the Company”) is a privately held energy producer and retailer, headquartered in Akron, Ohio. We serve nearly one million residential, commercial and industrial customers and operate a fleet of nuclear and fossil fuel generators in Ohio, Pennsylvania and West Virginia.

The Company conducts all of its wholesale generation business in the PJM Regional Transmission Organization (“RTO”), which includes Ohio, Pennsylvania, and West Virginia, along with a number of other states, and conducts retail operations in those states as well as other states within PJM Interconnection L.L.C. (“PJM”) and the Midcontinent Independent System Operator, Inc. RTO (“MISO”). Through its subsidiaries, Energy Harbor participates in both the generation wholesale and retail markets by selling power and providing energy-related products in the PJM and MISO regions. Our retail business operates through Energy Harbor, LLC (“EH LLC”), which supplies electricity and natural gas to end-use customers through retail arrangements, including retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Michigan, New Jersey and Maryland, and the provision of partial provider of last resort and default service for various utilities in Ohio, Pennsylvania and Maryland.

Exit of Fossil Business

On March 14, 2022, the Company announced its plan to become a 100% carbon free, energy infrastructure company in 2023 with the exit of the fossil business through a sale or deactivation of its fossil power stations as well as the divestiture of other non-core ancillary properties relating to its fossil business.

As of March 31, 2023, the Company has consummated, or has entered into binding agreements to consummate, the divestiture of its targeted legacy properties as part of its transition to a 100% carbon free company. The binding agreements are subject to closing conditions, regulatory approvals (for certain transactions) and certain obligations.

The Company assessed whether to report the fossil business as a discontinued operation in the first quarter, separate from the results of continuing operations, in the consolidated financial statements. To be recognized as discontinued operations the business must meet the held-for-sale criterion. Given the facts and circumstances surrounding the sale and leaseback of Pleasants, and anticipated closing of the sale of Sammis in the second quarter of 2023, control was not obtained by the purchaser. As such, Management determined the assets fail to meet the held-for-sale criteria and instead are classified as held-and-used until deactivation, meaning the fossil business is not reported as a discontinued operation in the first quarter of 2023. The completion of the Pleasants sale in 2022 was classified as a financing transaction.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

Strategic Transaction

On March 6, 2023, Vistra Operations Company LLC, a Delaware limited liability company (“Parent”) and a wholly owned indirect subsidiary of Vistra Corp. (“Vistra”), and Black Pen Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), executed a definitive agreement with the Company (the “Transaction Agreement”), pursuant to which the Company will merge with and into Merger Sub, with the Company continuing as the surviving corporation. The Transaction Agreement has been approved by the Company’s board of directors and stockholders. The Company anticipates closing the transaction in the second half of 2023. The transaction is subject to various conditions, including, among others, receipt of all requisite regulatory approvals, which includes approvals by the Nuclear Regulatory Commission (“NRC”) and the Federal Energy Regulatory Commission (“FERC”), and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Basis of Presentation

The consolidated financial statements (the “financial statements”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All intercompany items and transactions have been eliminated in consolidation. All dollar amounts in the consolidated financial statements as well as tables in the notes thereto are stated in millions of U.S. dollars unless otherwise indicated.

Prior Period Financial Information

In the second quarter of 2022, the Company updated its financial statement presentation to reclassify a portion of settled derivative transactions from revenue to purchased power on the statement of income (loss) to better represent the economics of the transactions. Prior periods have been updated to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The reported results of operations are not necessarily indicative of results of operations for any future period. We have evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued.

Credit Losses

Trade receivables are reported in the balance sheet net of an allowance for credit losses. The Company accrues an allowance for current expected credit losses based on estimates of uncollectible revenues by analyzing accounts receivable aging, historical collections and delinquencies, and other customer and economic factors, as appropriate.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

The following table, which is presented in thousands versus millions, provides activity in the allowance for credit losses account for the three months ended March 31, 2023 and March 31, 2022.

	Three Months Ended March 31,
(In thousands)	2023	2022
Balance at beginning of period	$1,893	$1,381
Provision for credit losses	524	554
Write-offs	(936)	(476)
Recoveries	22	63

Balance at end of period	$1,503	$1,522

Materials and Supplies Inventory

Materials and supplies inventory includes fuel inventory and the distribution, transmission and generation plant materials, net of reserve for excess and obsolete inventory. Materials are generally charged to inventory at weighted average cost when purchased and expensed or capitalized, as appropriate, when used or installed. Fuel stock and natural gas in storage are generally reported at the lower of cost or market when purchased (calculated on a weighted average basis) or net realizable and recorded to fuel expense when consumed.

Nuclear Fuel

Nuclear fuel is capitalized and reported as a component of our property, plant and equipment in our consolidated balance sheets. Amortization of nuclear fuel is calculated on the units-of-production method and is reported as a component of fuel and purchased power costs in our consolidated statements of loss and comprehensive loss.

Property, Plant and Equipment

Property, plant and equipment reflects original cost, including payroll and related costs such as taxes, employee benefits, administrative and general costs, and interest costs incurred to place the assets in service. The costs of normal maintenance, repairs and minor replacements are expensed as incurred. Energy Harbor recognizes liabilities for planned major maintenance projects as they are incurred.

Depreciation of our property, plant and equipment (except for nuclear fuel) is calculated on a straight-line basis over the estimated lives based on management’s estimates of the assets’ economic useful lives.

Investments

All temporary cash investments purchased with an initial maturity of three months or less are reported as cash equivalents on the consolidated balance sheets at cost, which approximates their fair market value. Investments other than cash and cash equivalents include equity securities and available-for-sale (“AFS”) debt securities held within the Nuclear Decommissioning Trust (“NDT”). Energy Harbor has no debt securities held for trading purposes.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

For AFS debt securities, unrealized gains are recognized in accumulated other comprehensive income (“AOCI”) and losses are recognized in AOCI to the extent there are sufficient unrealized gains to absorb the loss. Otherwise, unrealized losses on AFS debt securities are recognized in income.

Revenue Recognition

The Company accounts for revenues from contracts with customers under ASC 606, “Revenue from Contracts with Customers.” Other non-customer revenues are derived from byproducts and derivative financial instruments and are not revenues from contracts with customers; such revenues are accounted for under other applicable U.S. GAAP guidance.

Refer to Note 3, Revenues, for additional information.

Derivative Financial Instruments and Mark-to-Market Accounting

Energy Harbor is exposed to financial risks resulting from fluctuating interest rates and commodity prices, including prices for electricity, natural gas, coal and energy delivery. To manage the volatility related to these exposures, Energy Harbor’s senior management has designed and implemented risk management programs and oversees compliance with corporate risk management policies and established risk management practice.

The Company uses a variety of derivative instruments to manage commodity price risk. If the instrument meets the definition of a derivative under accounting standards related to derivative instruments and hedging activities, changes in the fair value of the derivative are recognized in net income as unrealized gains and losses. This recognition is referred to as mark-to-market accounting. Accounting standards related to derivative instruments and hedging activities allow for normal purchase or sale elections and hedge accounting designations, which generally eliminate or defer the requirement for mark-to-market recognition in net income and thus reduce the volatility of net income that can result from fluctuations in fair values. Normal purchases and sales are contracts that provide for physical delivery of quantities expected to be used or sold over a reasonable period in the normal course of business and are not subject to mark-to-market accounting if the normal purchase or sale election is made. Accounting standards also permit an entity to designate certain qualifying derivative contracts in a hedge accounting relationship, whereby changes in fair value are not recognized immediately in earnings. Energy Harbor does not have derivative instruments with hedge accounting designations.

Refer to Note 5, Fair Value Measurements, for additional information on the Company’s valuation techniques.

The fair values of our unsettled derivative instruments under mark-to-market accounting are reported in the consolidated balance sheets as derivative contractual assets or liabilities. We report derivative assets and liabilities in the consolidated balance sheet without taking into consideration netting arrangements we have with counterparties. When derivative instruments are settled and realized gains and losses are recorded, the previously recorded unrealized gains and losses and derivative assets and liabilities are reversed. Unrealized gains and losses arising from changes in the fair value of these derivative instruments, as well as realized gains and losses upon settlement of the instruments, are reported in the consolidated statements of loss and comprehensive loss in revenues, purchased power costs and other operating costs.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

Refer to Note 7, Derivative Instruments, for additional information.

Fair Value Measurements

The carrying amount of cash and cash equivalents, receivables, accounts payable, and accrued liabilities approximate fair value because of the short-term maturity of these instruments. Other balance sheet accounts are carried at fair value based on the fair value techniques associated with those instruments. The fair values of long-term obligations reflect the present value of the cash outflows relating to those securities based on the current call price, the yield to maturity or the yield to call, as deemed appropriate at the end of each respective period. The yields assumed were based on securities with similar characteristics offered by corporations with credit ratings similar to those of Energy Harbor and the difference between carrying value and fair value is not material.

See Note 5, Fair Value Measurements, for a further discussion of fair value of financial instruments.

Asset Retirement Obligations

Energy Harbor recognizes an Asset Retirement Obligation (“ARO”) for the future decommissioning of its nuclear and fossil power plants and future remediation of other environmental liabilities associated with certain of its long-lived assets. The ARO liability represents an estimate of the fair value of Energy Harbor’s current obligation related to nuclear decommissioning and the retirement or remediation of environmental liabilities of other assets. A fair value measurement inherently involves uncertainty in the amount and timing of settlement of the liability. Energy Harbor uses an expected cash flow approach to measure the fair value of the nuclear decommissioning and environmental remediation ARO, considering the expected timing of settlement of the ARO based on the expected economic useful life of the plants, including the likelihood that the facilities will be deactivated before the end of their estimated useful lives. The fair value of an ARO is recognized in the period in which it is incurred.    Over time, the liability is accreted for the change in present value.

Refer to Note 9, Supplemental Financial Information, for additional information.

Leases

The Company applies the guidance in ASC 842 to individual leases of assets. The Company determines whether an arrangement is a lease at contract inception by determining if the contract conveys the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration

The Company’s classes of assets include real estate and equipment. All leased assets have been classified as operating and finance lease arrangements.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

Operating and Finance lease balances are included in lease right-of-use (“ROU”) assets (Operating and Finance), other current liabilities, and lease liabilities (Operating and Finance) in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease.

ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The operating lease ROU asset also includes any prepaid lease payments made, less lease incentives. The ROU asset is subject to testing for impairment if there is an indicator for impairment, as is the case for owned assets. The amortization of operating lease ROU assets and the accretion of operating lease liabilities are reported together as fixed lease expense. The fixed lease expense is recognized on a straight-line basis over the life of the lease.

The Company’s lease terms include the impact of options to extend or terminate the lease when it is reasonably certain that the options will be exercised or not exercised, as appropriate.

When the rate implicit in the lease is not readily determinable, a lessee that is not a public business entity is permitted to use a risk-free discount rate, instead of its incremental borrowing rate, as an accounting policy election by class of underlying asset. The risk-free rate is determined using a period comparable to that of lease term. Energy Harbor has elected to use risk-free rate (US Treasury rate) as an input to IBR rate.

The Company has elected the practical expedient within ASC 842 not to combine separate lease and non-lease components within lease transactions for all classes of assets. Additionally, the Company has elected the short-term lease exception for all classes of assets and does not apply the recognition requirements in ASC 842 for leases of 12 months or less and recognizes lease payments for short term leases as expense either straight-line over the lease term or as incurred, depending on whether the lease payments are fixed or variable.

Refer to Note 4, Leases, for additional information.

2.	Capitalization

Equity

Common Stock

As of March 31, 2023, there were 500 million shares of common stock authorized for issuance, each with a par value of $0.001 per share. There were approximately 81.7 million shares issued and outstanding as of March 31, 2023 and December 31, 2022. All shares of common stock have the same voting rights.

The Company has paid no dividends for the three months ended March 31, 2023 and March 31, 2022.

Preferred Stock

In connection with the emergence from bankruptcy, the Company issued to certain employees approximately 3,000 shares (in the aggregate) of Series A preferred stock and Series B preferred stock, each with a par value of $0.001 per share. Each share of preferred stock is subject to vesting based upon time and equity return thresholds and vested shares are redeemable and convertible under certain circumstances, with each vested share being currently convertible into 1,000 shares of Company common stock. As of March 31, 2023, and December 31, 2022, approximately 2,470 shares of such preferred stock were vested in accordance with their terms.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

Treasury Stock

The Board of Directors of the Company previously authorized management to repurchase up to $800 of the Company’s outstanding common stock in a program that ended late 2020. As of March 31, 2023, and 2022, approximately 20.4 million shares had been repurchased at a total cost of $683 pursuant to the authorization.

Accumulated Other Comprehensive Income

As of March 31, 2023, and December 31, 2022, the effects related to pension assets and obligations recognized in accumulated other comprehensive income were $13. For the three months ended March 31, 2023 and 2022, amounts recognized in other comprehensive income related to the amortization of prior service costs were nominal.

Debt

As of March 31, 2023, and December 31, 2022, the Company had the following outstanding debt:

	Interest Rate	March 31, 2023	December 31, 2022
Energy Harbor Generation LLC (EHG) secured notes	3.375%	$100	$100
	3.750%	46	46
Energy Harbor Nuclear Generation LLC (EHNG) secured notes	4.750%	285	285

Total value of oustanding secured notes		$431	$431

Interest on EHG and EHNG notes is paid semi-annually with the specific dates depending on the debt issuance.

The EHG and EHNG notes are secured by first mortgage bonds issued by EHG and EHNG, as applicable, which are in turn secured by a first lien security interest on substantially all of the applicable operating subsidiaries’ property, plant, and equipment used in the generation and production of electricity. Energy Harbor Corp., the holding company, has provided an unsecured guarantee of the secured notes. These secured notes are considered long-term in nature and are presented as long-term debt on the consolidated balance sheets. Maturity dates extend to 2047.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

3.	Revenues

The following table represents a disaggregation of revenue from contracts with customers by type of service for the three months ended March 31, 2023 and March 31, 2022:

	Three Months Ended March 31,
	2023	2022
Contract sales	$503	$588
Wholesale sales	66	83
Financially settled sales	158	(27)
Transmission sales	19	—

Total customer revenues	746	644
Other non-customer revenues	2	2

Total revenues	$748	$646

Energy Harbor primarily provides energy and energy related services, including the generation and sale of electricity through retail and wholesale competitive supply arrangements. Contract sales consist of competitive sales to large commercial and industrial customers, products delivered to electric distribution companies to provide to their end-use non-shopping customers, governmental aggregation sales, municipality sales, bilateral sales, mass market and sales to small commercial and industrial customers. Wholesale sales consist of generation and capacity sales solely to PJM. Financially settled sales with third parties are sell side hedging transactions settled in the period. Transmission sales are derived from ancillary services, which help balance the transmission system. Other non-customer revenues are derived from byproducts and derivatives and are not revenues from contracts with customers and are accounted for under other applicable U.S. GAAP guidance.

Electricity revenues are recognized over time as power is delivered to the customer, and the customers consume the electricity immediately as delivery occurs. Capacity revenues resulting from plants standing ready to produce electricity are recognized ratably over the PJM planning year at prices cleared in the annual base residual auction and incremental auctions.

The power produced at our generation plants is sold into the PJM market and we may also purchase power from PJM and other RTOs to supplement power supplied to customers. Sales of energy into the PJM spot market (wholesale sales) are accounted for as we deliver energy into the market, at which point pricing and quantities are known. Generally, these power sales from generation and purchases to serve load are netted hourly and reported as either revenues or purchased power on the consolidated statements of loss and comprehensive loss, based on whether Energy Harbor was a net seller or buyer each hour. Capacity purchases and sales through PJM Reliability Pricing Model base residual auctions are reported within revenues on the consolidated statements of loss and comprehensive loss. Certain capacity income (bonuses) and charges (penalties) related to the availability of units that have cleared in auctions are unknown and not recorded in revenue until the over or under performance of the units occurs and such bonuses or penalties are realized.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

The majority of Energy Harbor’s contract sales are full requirements contracts in that the quantity of energy purchased is not stipulated in the contract but based on the needs of the customer. The volume variability within these types of contracts is resolved and accounted for as purchased power (netted with wholesale sales) that is triggered as the customer uses power. Energy Harbor may have contract sales that include energy as well as other services such as renewable energy requested by the customer, ancillary services and/or capacity. We have analyzed these contracts and determined, with the exception of energy sales that include renewable power, that these contracts do not have multiple performance obligations that are capable of being distinct within the context of the contract and therefore are not separable. Providing renewable power to customers occurs over time in conjunction with the delivery of electricity resulting in no difference in the timing of revenue recognition.

Energy Harbor follows the accrual method of accounting for revenues, recognizing revenue for electricity that has been delivered to customers but not yet billed through the end of the accounting period. The determination of electricity sales to individual customers is based on meter readings, which occur on a systematic basis throughout each month. At the end of each month, electricity delivered to customers since the last meter reading is estimated and a corresponding accrual for unbilled sales is recognized. The determination of unbilled sales and revenues requires management to make estimates regarding electricity available for retail load, demand by customer class, applicable billing demands, weather-related impacts, number of days unbilled and tariff rates in effect within each customer class. Customer payments are generally due within 30 days.

4.	Leases

Reconciliation to statement of financial position

Supplemental statement of financial position information related to leases as of March 31, 2023 and December 31, 2022 are as follows:

	March 31, 2023	December 31, 2022
Right-of-use asset
Operating	$8	$9
Finance	1	1

Total right-of-use assets	$9	$10

Lease liability
Operating lease
Current	$2	$2
Non-current	7	8
Finance lease
Current	—	—
Non-current	—	—

Total lease liabilities	$9	$10

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

Lease cost and reconciliation to income statement

Lease costs incurred by lease type, and/or type of payment for the three months ended March 31, 2023 and March 31, 2022 are as follows:

Lease cost	March 31, 2023	March 31, 2022
Finance lease cost
Amortization of right-of-use assets	—	—
Interest on lease liabilities	—	—
Operating lease cost	$1	$1
Short-term lease cost	2	—

Total lease cost	$3	$1

5.	Fair Value Measurements

Certain assets and liabilities are required to be presented at fair value on the consolidated balance sheets. The Company uses several valuation techniques to measure the fair value of assets and liabilities required to be presented at fair value. We categorize our assets and liabilities recorded at fair value using the following fair value hierarchy:

Level 1 valuations use quoted prices for identical instruments in active markets.

Level 2 valuations use quoted prices for similar instruments in active markets and markets that are not active, as well as model-derived valuations using inputs from observable market data.

Level 3 valuations use unobservable inputs, which are only used to the extent observable inputs are unavailable. In these situations, little, if any, market activity for the asset or liability is available, requiring management to utilize the most relevant market information available as well as internally developed inputs and methods. As of March 31, 2023, and December 31, 2022, there were no assets or liabilities recorded at fair value using Level 3 valuation techniques.

Authoritative accounting guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy gives the highest priority to Level 1 measurements and the lowest priority to Level 3 measurements.

Energy Harbor primarily applies the market approach for recurring fair value measurements using the best information available. Accordingly, Energy Harbor maximizes the use of observable inputs and minimizes the use of unobservable inputs. The determination of the fair value measures takes into consideration various factors, including but not limited to, nonperformance risk, counterparty credit risk and the impact of credit enhancements (such as cash deposits, letter of credit and priority interests). The impact of these forms of risk was not significant to the fair value measurements.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

The following tables set forth the recurring assets and liabilities that are accounted for at fair value by level within the fair value hierarchy as of March 31, 2023 and December 31, 2022, respectively:

	March 31, 2023
	Level 1	Level 2	Level 3	Total
Assets
Nuclear decommissioning trusts:
Short-term cash investments	$78	—	—	$78
Equity securities (1)	602	—	—	602
Corporate debt securities	—	$867	—	867
Foreign government debt securities	—	39	—	39
U.S. government debt securities	—	214	—	214
U.S. state debt securities	—	14	—	14
Mortgage-backed securities	—	13	—	13
Derivative assets – commodity contracts	—	394	—	394
Other (2)	673	—	—	673

Total assets	1,353	1,541	—	2,894
Liabilities
Derivative liabilities – commodity contracts	—	(439)	—	(439)

Total liabilities	—	(439)	—	(439)

Net assets (3)	$1,353	$1,102	—	$2,455

(1)	NDT funds hold equity portfolios whose performance is benchmarked against the S&P 500 Low Volatility High Dividend Index, S&P 500 Index, MSCI World Index and MSCI AC World IMI Index.
(2)	Primarily consists of short-term cash investments.
(3)	Excludes $44 million of income tax receivable and $8 million of other receivables, payables, and accrued income associated with financial instruments reflected within the fair value table.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets
Nuclear decommissioning trusts:
Short-term cash investments	$80	—	—	$80
Equity securities (1)	560	—	—	560
Corporate debt securities	—	$848	—	848
Foreign government debt securities	—	39	—	39
U.S. government debt securities	—	202	—	202
U.S. state debt securities	—	14	—	14
Mortgage-backed securities	—	14	—	14
Derivative assets – commodity contracts	—	776	—	776
Other (2)	764	—	—	764

Total assets	1,404	1,893	—	3,297
Liabilities
Derivative liabilities – commodity contracts	—	(722)	—	(722)

Total liabilities	—	(722)	—	(722)

Net assets (3)	$1,404	$1,171	—	$2,575

(1)

NDT funds hold equity portfolios whose performance is benchmarked against the Standard & Poor’s Rating Service (“S&P”) 500 Low Volatility High Dividend Index, S&P 500 Index, MSCI World Index and MSCI AC World IMI Index.

(2)	Primarily consists of short-term cash investments.
(3)	Excludes $53 of income tax receivable ($2) of receivables, payables, taxes and accrued income associated with investments reflected within the fair value table

The following table summarizes the amortized cost basis, unrealized gains, unrealized losses, and fair values of investments held in NDTs as of March 31, 2023 and December 31, 2022, respectively. For available-for-sale (“AFS”) debt securities, unrealized gains are recognized in AOCI, and losses are recognized in AOCI to the extent there are sufficient unrealized gains to absorb the loss. Otherwise, unrealized losses on AFS debt securities are recognized in income:

	March 31, 2023
	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value
Equity securities	$510	$92	—	$602
Debt securities	$1,116	$33	($2)	$1,147

	December 31, 2022
	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value
Equity securities	$508	$62	($10)	$560
Debt securities	$1,113	$15	($11)	$1,117

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

Proceeds from the sale of investments in equity and AFS debt securities, realized gains and losses on those sales, other-than-temporary-impairment (“OTTI”) and interest and dividend income for the three months ended March 31, 2023 and March 31, 2022 were as follows:

	Three Months Ended March 31,
	2023	2022
Sale proceeds	$114	$123
Realized gains	$7	$7
Realized losses	($6)	($14)
OTTI	($2)	($40)
Interest and dividend income	$13	$13

6.	Income Taxes

The effective tax rate for the three months ended March 31, 2023 and March 31, 2022 was 23% and 15%, respectively. The provision for income taxes differs from the amount that would result from applying the federal statutory rate of 21% to income before income taxes primarily due to state and local income taxes. As of March 31, 2023, and December 31, 2022, the Company has recorded an uncertain tax liability of $2 associated with its state and local NOL carryforward. As of March 31, 2023, the Company does not anticipate any of the uncertain tax liability to reverse in the next twelve months. Energy Harbor’s recognition of net interest associated with unrecognized tax benefits in the first three months of 2023 and 2022 was not material. The Company is not subject to examination by US Federal or various US State jurisdictions for years prior to 2020.

7.	Derivative Instruments

Energy Harbor is exposed to financial risks resulting from fluctuating interest rates and commodity prices, including prices for electricity, natural gas, coal and energy delivery. To manage the volatility related to these exposures, Energy Harbor’s senior management has designed and implemented risk management programs and oversees compliance with corporate risk management policies and established risk management practice.

We engage in economic hedging activities to manage our exposure related to commodity price fluctuations through the use of financial and physical derivative contracts for commodities. These derivatives are accounted for in accordance with U.S. GAAP, which requires that we record all derivatives on the balance sheet at fair value with changes in fair value immediately recognized in earnings as unrealized gains or losses. U.S. GAAP permits an entity to designate qualifying derivative contracts as normal purchases and sales. If designated, those contracts are not recorded at fair value. U.S. GAAP also permits an entity to designate qualifying derivative contracts in a hedge accounting relationship. If a hedge accounting relationship is used, a significant portion of the changes in fair value is not immediately recognized in earnings. We have elected not to apply hedge accounting to our commodity contracts, and we have designated contracts as normal purchases and sales in only limited cases, such as our retail sales contracts.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

Energy Harbor accounts for derivative instruments on its consolidated balance sheets at fair value unless they meet the normal purchases and normal sales criteria. Derivative instruments meeting the normal purchases and normal sales criteria are accounted for under the accrual method of accounting with their effects included in earnings at the time of contract performance.

The Company uses a variety of derivative instruments to manage commodity price risk. Unrealized gains and losses arising from changes in the fair value of these derivative instruments, as well as realized gains and losses upon settlement of the instruments, are reported in the consolidated statements of loss and comprehensive loss in revenues, purchased power costs and other operating costs. Energy Harbor has contractual derivative agreements through 2026.

Set forth below is a description of derivative instruments currently being used by the Company to manage commodity price risk.

•

Commodity Derivatives – Energy Harbor uses both physically and financially settled derivatives to manage its exposure to volatility in commodity prices. Commodity derivatives are used for risk management purposes to hedge exposures when it makes economic sense to do so, including circumstances where the hedging relationship does not qualify for hedge accounting. Commodity swaps and options are used to optimize Company profitability and balance expected sales with expected generation.

Energy Harbor posted $85 of collateral under these commodity derivative contracts, including $70 posted with clearing houses.

•

Financial Transmission Rights (FTRs) – Energy Harbor holds FTRs that generally represent an economic hedge of future congestion charges that will be incurred in connection with Energy Harbor’s load obligations. Energy Harbor acquires the majority of its FTRs in an annual auction through a self-scheduling process involving the use of auction revenue rights allocated to members of PJM that have load serving obligations.

The future obligations for the FTRs acquired at auction are reflected on the consolidated balance sheets and have not been designated as cash flow hedge instruments. Energy Harbor initially records these FTRs at the auction price less the obligation due to PJM, and subsequently adjusts the carrying value of remaining FTRs to their estimated fair value at the end of each accounting period prior to settlement. Changes in the fair value of FTRs held by Energy Harbor are included in other operating costs as unrealized gains or losses.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

Energy Harbor records the fair value of derivative instruments on a gross basis. The following table summarizes the fair value and classification of derivative instruments on the consolidated balance sheets as of March 31, 2023 and December 31, 2022, respectively:

	March 31, 2023
	Derivative Assets	Derivative Liabilities
Commodity contracts:
Current	$309	$349
Noncurrent (1)	85	90

Total	$394	$439

(1)	Noncurrent derivative liabilities are included in Other noncurrent liabilities on the consolidated balance sheets.

	December 31, 2022
	Derivative Assets	Derivative Liabilities
Commodity contracts:
Current	$614	$561
Noncurrent (1)	162	161

Total	$776	$722

(1)	Noncurrent derivative liabilities are included in Other noncurrent liabilities on the consolidated balance sheets.

Energy Harbor enters into contracts with counterparties that allow for the offsetting of derivative assets and derivative liabilities under netting arrangements with the same counterparty. These contracts contain margining provisions that require the use of collateral to mitigate credit exposure between Energy Harbor and these counterparties. In situations where collateral is pledged to mitigate exposures related to derivative and non-derivative instruments with the same counterparty, Energy Harbor allocates the collateral based on the percentage of the net fair value of derivative instruments to the total fair value of the combined derivative and non-derivative instruments.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

The following table summarizes the fair value of derivative assets and derivative liabilities on Energy Harbor’s balance sheet after taking into consideration the effect of netting arrangements and collateral on its financial position as of March 31, 2023 and December 31, 2022:

	March 31, 2023
	Gross Amount	Offsetting Instrument	Cash Collateral (Held) Posted	Net Amounts
Commodity contracts:
Derivative assets	$394	($358)	—	$36
Derivative liabilities	(439)	358	—	(81)

Net amounts	($45)	—	—	($45)

	December 31, 2022
	Gross Amount	Offsetting Instrument	Cash Collateral (Held) Posted	Net Amounts
Commodity contracts:
Derivative assets	$776	($697)	—	$79
Derivative liabilities	(722)	697	—	(25)

Net amounts	$54	—	—	$54

The following table summarizes the volumes associated with the Company’s outstanding derivative transactions for the three months ended March 31, 2023 and December 31, 2022:

	March 31, 2023
	Purchases	Sales	Net	Units
Electric contracts (1)	35	(21)	14	MWH
Gas contracts (1)	78	(100)	(22)	MMBTU

(1)	Volumes in millions.

	December 31, 2022
	Purchases	Sales	Net	Units
Electric contracts (1)	26	(26)	—	MWH
Gas contracts (1)	99	(122)	(23)	MMBTU

(1)	Volumes in millions.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

The effect of derivative instruments on the Company’s statements of loss and comprehensive loss during the three months ended March 31, 2023 and March 31, 2022 are summarized in the following table:

	Three Months Ended March 31,
	2023			2022
	Commodity Contracts	FTRs	Total	Commodity Contracts	FTRs	Total
Unrealized gain (loss):
Other operating expense	($134)	—	($134)	($95)	—	($95)
Realized gain (loss):
Revenues	$158	—	$158	($27)	—	($27)
Purchased power	($85)	($8)	($93)	$39	—	$39

8.	Commitments, Guarantees and Contingencies

Guarantees and Other Assurances

Energy Harbor has various financial and performance guarantees and indemnifications that are issued in the normal course of business. They typically include performance guarantees, stand-by letters of credit and debt guarantees. We enter into these arrangements to facilitate commercial transactions with third parties to enhance the value of the transactions. The most significant guarantee as of March 31, 2023 and December 31, 2022 was our unsecured guarantee of EHG’s and EHNG’s outstanding secured notes.

In the normal course of business, Energy Harbor enters into physical or financially settled contracts for the sale and purchase of natural gas, electric capacity, and energy. Certain agreements and derivative instruments contain provisions that require the Company to post collateral. This collateral may be posted in the form of cash or letters of credit, depending on the terms of the individual agreement. The credit support requirements vary by contract and by counterparty. The collateral calculation allows for the offsetting of assets and liabilities with the same counterparty, where the contractual right of offset exists under applicable master netting agreements. Energy Harbor has posted cash collateral of $87 and $17 as of March 31, 2023 and December 31, 2022, respectively.

On October 5, 2021, the Company and certain of its subsidiaries entered into a Zero Carbon Letter of Credit Facility with certain financing institutions (including Royal Bank of Canada, Goldman Sachs and funds affiliated with Avenue Capital Management as initial anchor participants) and Royal Bank of Canada as administrative agent and collateral agent. The Zero Carbon LC Facility had an original expiry of October 5, 2022 (subsequently amended to October 5, 2023) and is secured by a first lien on the equity interests of certain subsidiaries of the Company and certain related assets. On November 30, 2021, the agreement was amended to provide a new incremental Tranche B Commitment for the issuance of Tranche B Letters of Credit in an aggregate principal amount of $25 with an Expiry Date of February 28, 2022 (subsequently amended to $100 and extended to March 31, 2023). Total outstanding letters of credit as of March 31, 2023 was $55.

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

Ongoing Litigation

Governmental Investigations into Activities Surrounding Ohio House Bill 6 (“HB6”)

In July 2020, the Speaker of the Ohio State House of Representatives and four other individuals were arrested in connection with activities related to the passage of HB6. In connection with the US Attorney’s Office investigation into HB6, Energy Harbor received a grand jury subpoena requiring production of certain information. Further, the Securities and Exchange Commission opened an investigation related to HB6 and such investigation is ongoing. In addition, complaints concerning alleged election irregularities related to HB6 have been referred to the Ohio Election Commission. The Company intends to continue to fully cooperate with the government investigations, and the outcome of any governmental investigations into these matters cannot be predicted.

In August 2020, the Ohio Attorney General filed a civil RICO complaint against FirstEnergy Corp. and various Energy Harbor companies related to passage of HB6 (State of Ohio ex rel. Dave Yost, Ohio Attorney General v. FirstEnergy Corp., et al., Franklin County, Ohio Common Pleas Court Case No. 20CV006281 and State of Ohio ex rel. Dave Yost, Ohio Attorney General v. Energy Harbor Corp., et al., Franklin County, Ohio Common Pleas Court Case No. 20CV007386). In addition, two class actions against the Company related to HB6 were pending in Cuyahoga County and the Federal District Court for the Southern District of Ohio. On June 7, 2022 the Company entered into a Settlement Agreement with plaintiffs’ counsel that settled the two class actions in the aggregate amount of $11.5, and the settlement was approved by the applicable court on November 9, 2022.

The results of the governmental investigations and litigation matters described above, together with any future investigations or litigation matters related to the passage of HB6, could divert management’s focus and result in substantial investigation expenses, or otherwise require the commitment of substantial corporate resources. The outcome of the governmental investigations and related litigation is inherently uncertain, and a favorable or unfavorable range of outcomes cannot be predicted. If one or more legal matters were resolved against the Company, its reputation, business, financial condition, results of operations or cash flow may be adversely affected. Further, such an outcome could result in monetary damages, injunctive relief, remedial corporate measures or other relief against the Company that could adversely impact our financial condition and/or operations.

9.	Supplemental Financial Information

Materials and Supplies Inventory

The following is a summary of materials and supplies inventory by classification as of:

	March 31, 2023	December 31, 2022
Plant materials and operating supplies	$207	$203
Renewable energy credits	58	67
Fossil fuels	24	25
Natural gas	1	2

Total materials and supplies inventory	$290	$297

ENERGY HARBOR CORP. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in millions)

Property, Plant and Equipment

The following is a summary of property, plant and equipment by classification as of:

	March 31, 2023	December 31, 2022
Personal property	$1,213	$1,165

Nuclear fuel	532	514
Property, plant and equipment, gross	1,745	1,679
Accumulated depreciation & amortization	(505)	(450)

Property, plant and equipment, net	$1,240	$1,229

Depreciation expense included in the consolidated statements of loss and comprehensive loss for the three months ended March 31, 2023 and March 31, 2022 was $55 and $36, respectively.

Asset Retirement Obligations

Energy Harbor has recognized applicable legal obligations for AROs and the associated cost primarily for the decommissioning of the Beaver Valley, Davis-Besse and Perry nuclear generating facilities and closure of coal ash disposal sites, which aggregate to approximately $1,919 and $2,317 as of March 31, 2023 and March 31, 2022, respectively. In addition, the Company has recognized conditional AROs, primarily for asbestos remediation.

Energy Harbor uses an expected cash flow approach to measure the fair value of the nuclear decommissioning and environmental remediation AROs, considering the expected timing of settlement of the ARO based on the expected economic useful life of the plants. Over time, the liability is accreted for the change in present value.

The following table summarizes the changes to these obligations, reported as AROs in noncurrent liabilities in our consolidated balance sheet, for the three months ended March 31, 2023 and 2022, respectively:

	March 31, 2023	March 31, 2022
Asset retirement obligations at January 1	$1,910	$2,306
Accretion	9	11

Asset retirement obligations at March 31	$1,919	$2,317

VISTRA CORP.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

On March 6, 2023, Vistra Operations Company LLC (“Parent”), an indirect wholly owned subsidiary of Vistra Corp. (“Vistra” or the “Company”), and Black Pen Inc. (“Merger Sub”), an indirect wholly owned subsidiary of Parent, entered into a transaction agreement (the “Transaction Agreement”) with Energy Harbor Corp. (“Energy Harbor”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Energy Harbor, with Energy Harbor surviving as an indirect subsidiary of Vistra (the “Merger”). Subject to the terms and conditions of the Transaction Agreement, prior to the consummation of the Merger, Vistra will cause certain of its affiliates to transfer certain of its affiliate entities, including Merger Sub, to a newly formed limited liability company and an indirect subsidiary of Vistra (“Vistra Vision”). Vistra will contribute its nuclear and retail businesses and specified Vistra Zero renewables and storage projects (“Vistra Legacy”) into Vistra Vision (the “Contribution”). The Contribution and the Merger will combine Energy Harbor’s nuclear and retail businesses with Vistra Legacy under Vistra Vision.

On March 6, 2023, Vistra entered into a debt commitment letter for up to approximately $3.0 billion in an aggregate principal amount of senior secured bridge loans under a 364-day senior secured bridge loan credit facility (“Acquisition Bridge Facility”). For the purpose of the Unaudited Pro Forma Combined Consolidated Financial Statements, Vistra has assumed a draw down on the Acquisition Bridge Facility of $1.9 billion. Vistra does not intend to draw down on the Acquisition Bridge Facility and currently expects to replace the commitment under the Acquisition Bridge Facility prior to the closing of the Merger with permanent financing that Vistra currently expects will consist of proceeds from a mix of Senior Secured Notes, Senior Unsecured Notes and a Senior Secured Term Loan (the “Planned Permanent Financing”) which will be used to finance the Merger, along with cash on hand.

Vistra also expects to pursue an offering of Pre-Capitalized Trust Securities (“P-Caps”) through a newly formed trust (“Trust”). The proceeds from the P-Caps will be invested in U.S. Treasury (“Treasuries”) securities, including Treasury Separate Trading of Registered Interest and Principal of Securities (“STRIPS”). Vistra and the Trust will then enter into a facility agreement providing Vistra the right to direct the Trust to deliver all or a specified principal amount of Treasuries and/or face amount of STRIPs to (i) a designated account in order to provide collateral support for a letter of credit program, or (ii) designated subsidiaries of Vistra Operations which would deliver such Treasuries or STRIPs to certain counterparties. The P-Caps financing and the Acquisition Bridge Facility, are collectively referred to as the “Financing”.

Collectively, the Merger, Contribution and Financing are referred to as the “Transactions.” Total consideration to be paid by the Company to Energy Harbor shareholders for the Merger will consist of approximately $3.0 billion in cash, subject to certain adjustments, and a 15% equity interest in Vistra Vision (the “Consideration”). In addition, Vistra Vision will pay up to $100 million of Energy Harbor’s transaction expenses and will assume approximately $430 million of debt from Energy Harbor in the Merger.

The Unaudited Pro Forma Combined Consolidated Balance Sheet as of March 31, 2023 has been prepared to give effect to the Transactions as if they had occurred on March 31, 2023. Consummation of the Transactions remains subject to customary closing conditions of the Merger, including (a) receipt of all requisite regulatory approvals, (b) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (c) the divestment of Energy Harbor’s remaining fossil-fueled assets. These closing conditions may not be fulfilled in a timely manner or at all, and, accordingly, the Transactions may not be completed.

The Unaudited Pro Forma Combined Consolidated Statements of Operations for the three months ended March 31, 2023 and year ended December 31, 2022 have been prepared to give effect to the Transactions as if they had occurred on January 1, 2022.

The Merger will be accounted for using the acquisition method with Vistra as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate Consideration will be allocated to Energy Harbor’s assets acquired and liabilities assumed based upon their acquisition date estimated fair values. Any differences between the estimated fair value of the Consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. The final purchase price of Vistra’s acquisition of Energy Harbor will not be known until the date of the consummation of the Merger and could vary materially from the preliminary purchase price. In addition, the Company’s estimates of the fair value of assets acquired and liabilities assumed are preliminary and based on currently available information. Accordingly, the estimate of the Consideration and related acquisition accounting adjustments reflected in this Unaudited Pro Forma Combined Consolidated Financial Information are preliminary and subject to revision based on a final determination of fair value, and such changes could be material.

The Unaudited Pro Forma Combined Consolidated Financial Information presented is based on available information using assumptions the Company believes are reasonable. The Unaudited Pro Forma Combined Consolidated Financial Information and related notes are provided for illustrative purposes only and do not purport to represent the Company’s actual financial position or results of operations had the Transactions occurred on the date indicated, nor do they project the Company’s results of operations or financial position for any future period or date. The Unaudited Pro Forma Combined Consolidated Financial Information does not consider any cost savings, operating synergies, or additional costs that may be incurred to achieve such synergies, or otherwise incurred, after completing the Merger. As such, the actual results reported by the Company in periods following the Transactions may differ materially from the Unaudited Pro Forma Combined Consolidated Financial Information. The Company believes its current estimates provide a reasonable basis of presenting the significant effects of the Transactions. However, the estimates and assumptions are subject to change as additional information becomes available. For purposes of the Unaudited Pro Forma Combined Consolidated Financial Information, the adjustments related to the Financing to effectuate the Transactions are shown in a separate column as “Financing Adjustments.”

The Unaudited Pro Forma Combined Consolidated Financial Information should be read in conjunction with the historical consolidated financial statements and accompanying notes included in Vistra’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2023, contained in the Form 10-Q filed on May 9, 2023, Vistra’s audited consolidated financial statements as of and for the year ended December 31, 2022, contained in the Form 10-K filed on March 1, 2023, Energy Harbor’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2023 and March 31, 2022, which are included herein, Energy Harbor’s audited consolidated financial statements as of and for the years ended December 31, 2022 and December 31, 2021, which are included herein and the Transaction Agreement, which is attached as Exhibit 2.1 to the Form 8-K filed on March 7, 2023.

The Unaudited Pro Forma Combined Consolidated Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or are expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and is only presenting transaction accounting adjustments in the Unaudited Pro Forma Combined Consolidated Financial Statements.

VISTRA CORP.

Unaudited Pro Forma Combined Consolidated Statement of Operations

Three Months Ended March 31, 2023

(Millions of Dollars, Except Per Share Amounts)

	Historical Vistra Corp	Energy Harbor, As Adjusted (Note 1)	Transaction Adjustments			Financing Adjustments			Pro Forma Combined
Operating revenues	$4,425	$703	$(99)	3	(a)	$—			$5,029
Fuel, purchased power costs and delivery fees	(2,170)	(296)	68	3	(a)	—			(2,398)
Operating costs	(421)	(382)	37	3	(a)	—			(807)
			(41)	3	(b)
Depreciation and amortization	(366)	(35)	22	3	(a)	—			(443)
			(64)	3	(c)
Selling, general and administrative expenses	(288)	(70)	—			—			(358)
Impairment of long-lived and other assets	(49)	—	—			—			(49)

Operating income (loss)	1,131	(80)	(77)			—			974
Other income	20	2	4	3	(a)	—			26
Nuclear decomissioning trust results	—	70	—			—			70
Other deductions	(3)	—	—			—			(3)
Interest expense and related charges	(207)	(7)	—	3	(d)	(46)	4	(a)	(260)
Impacts of Tax Receivable Agreement	(65)	—	83	3	(e)	—			18

Net income (loss) before income taxes	876	(15)	10			(46)			825
Income tax (expense) benefit	(178)	3	(7)	3	(a)	—			(167)
			15	3	(f)	—	3	(f)

Net income (loss)	$698	$(12)	$18			$(46)			$658
Net (income) loss attributable to noncontrolling interest	1	—	59	3	(g)	—			60

Net income (loss) attributable to Vistra	$699	$(12)	$77			$(46)			$718
Cumulative dividends attributable to preferred stock	(38)	—	—			—			(38)

Net income (loss) attributable to Vistra common stock	$661	$(12)	$77			$(46)			$680

Weighted average shares of common stock outstanding:
Basic	383,631,369								383,631,369
Diluted	387,553,379								387,553,379
Net income (loss) per weighted average share of common stock outstanding:
Basic	$1.72								$1.77
Diluted	$1.71								$1.75

See accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Information.

VISTRA CORP.

Unaudited Pro Forma Combined Consolidated Statement of Operations

Year Ended December 31, 2022

(Millions of Dollars, Except Per Share Amounts)

	Historical Vistra Corp	Energy Harbor, As Adjusted (Note 1)	Transaction Adjustments			Financing Adjustments			Pro Forma Combined
Operating revenues	$13,728	$1,689	$(485)	3	(a)	$—			$14,932
Fuel, purchased power costs and delivery fees	(10,401)	(442)	320	3	(a)	—			(10,523)
Operating costs	(1,645)	(709)	147	3	(a)	—			(2,368)
			(161)	3	(b)
Depreciation and amortization	(1,596)	(129)	71	3	(a)	—			(1,908)
			(254)	3	(c)
Selling, general and administrative expenses	(1,189)	(217)	(31)	3	(h)	—			(1,437)
Impairment of long-lived and other assets	(74)	—	—			—			(74)

Operating income (loss)	(1,177)	192	(393)			—			(1,378)
Other income	117	(123)	120	3	(a)	—			114
Nuclear decomissioning trust results	—	(157)	—			—			(157)
Other deductions	(4)	—	—			—			(4)
Interest expense and related charges	(368)	(34)	1	3	(d)	(187)	4	(a)	(588)
Impacts of Tax Receivable Agreement	(128)	—	60	3	(e)	—			(68)

Net income (loss) before income taxes	(1,560)	(122)	(212)			(187)			(2,081)
Income tax (expense) benefit	350	15	(21)	3	(a)	—			466
			122	3	(f)

Net income (loss)	$(1,210)	$(107)	$(111)			$(187)			$(1,615)
Net (income) loss attributable to noncontrolling interest	(17)	—	(141)	3	(g)	—			(158)

Net income (loss) attributable to Vistra	$(1,227)	$(107)	$(252)			$(187)			$(1,773)
Cumulative dividends attributable to preferred stock	(150)	—	—			—			(150)

Net income (loss) attributable to Vistra common stock	$(1,377)	$(107)	$(252)			$(187)			$(1,923)

Weighted average shares of common stock outstanding:
Basic	422,447,074								422,447,074
Diluted	422,447,074								422,447,074
Net income (loss) per weighted average share of common stock outstanding:
Basic	$(3.26)								$(4.55)
Diluted	$(3.26)								$(4.55)

See accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Information.

VISTRA CORP.

Unaudited Pro Forma Combined Consolidated Balance Sheet

March 31, 2023

(Millions of Dollars)

	Historical Vistra Corp	Energy Harbor, As Adjusted (Note 1)	Transaction Adjustments			Financing Adjustments			Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$518	$717	$(3,100)	2	(a)	$2,582	4	(a)	$—
			(1)	3	(i)
			(716)	3	(j)
Restricted cash	23	—	—			—			23
Trade accounts receivable — net	1,464	217	(1)	3	(i)	—			1,680
Income taxes receivable	24	—	—			—			24
Inventories	629	232	(40)	3	(i)	—			821
Commodity and other derivative contractual assets	4,589	309	—			—			4,898
Margin deposits related to commodity contracts	1,919	—	—			(716)	4	(a)	1,203
Margin deposits posted under affiliate financing agreement	—	—	—			716	4	(a)	716
Prepaid expense and other current assets	346	135	(11)	3	(i)	—			470

Total current assets	9,512	1,610	(3,869)			2,582			9,835
Restricted cash	32	—	—			—			32
Investments	1,832	1,879	—	—		—			3,711
Property, plant and equipment — net	12,611	1,240	(38)	3	(i)	—			18,631
			4,818	3	(k)
Operating lease right-of-use assets	50	—	—			—			50
Goodwill	2,583	—	338	2	(a)	—			2,921
Identifiable intangible assets — net	1,940	—	—			—			1,940
Commodity and other derivative contractual assets	763	85	—			—			848
Accumulated deferred income taxes	1,475	—	(6)	3	(l)	—			1,469
Other noncurrent assets	319	35	(1)	3	(i)	8	4	(a)	361

Total assets	$31,117	$4,849	$1,242			$2,590			$39,798

LIABILTIES AND EQUITY
Current liabilities:
Short-term borrowings	$—	$—	$—			$—			$—
Accounts receivable financing	600	—	—			—			600
Long-term debt due currently	38	—	—			—			38
Trade accounts payable	1,005	114	(14)	3	(i)	—			1,105
Commodity and other derivative contractual liabilities	5,646	349	—			—			5,995
Margin deposits related to commodity contracts	48	—	—			—			48
Margin deposit financing with affiliate	—	—	—			716	4	(a)	716
Accrued taxes other than income	107	—	—			—			107
Accrued interest	113	—	—			—			113
Asset retirement obligations	139	—	—			—			139
Operating lease liabilities	8	—	—			—			8
Other current liabilities	458	99	(17)	3	(i)	—			571
			31	3	(m)

Total current liabilities	8,162	562	—			716			9,440
Long-term debt, less amounts due currently	11,930	431	(13)	3	(n)	1,874	4	(a)	14,222
Operating lease liabilities	45	—	—			—			45
Commodity and other derivative contractual liabilities	1,794	—	—			—			1,794
Accumulated deferred income taxes	1	3	994	3	(l)	—			995
			(3)	3	(o)
Tax Receivable Agreement obligation	578	—	(83)	3	(p)	—			495
Asset retirement obligations	2,308	1,919	(13)	3	(i)	—			4,070
			(144)	3	(q)
Other noncurrent liabilities and deferred credits	1,083	204	1	3	(i)	—			1,288

Total liabilities	25,901	3,119	739			2,590			32,349

Commitments and Contingencies
Total equity:
Preferred stock	2,000	—	—			—			2,000
Common stock	5	—	—			—			5
Treasury stock, at cost	(3,706)	(683)	683	3	(r)	—			(3,706)
Additional paid-in-capital	9,952	2,031	1,394	2	(a)	—			10,458
			(226)	3	(i)
			(6)	3	(l)
			(1,805)	3	(r)
			(882)	3	(s)
Retained (deficit) earnings	(3,058)	369	177	3	(i)	—			(3,006)
			(31)	3	(m)
			83	3	(p)
			(546)	3	(r)
Accumulated other comprehensive income (loss)	8	13	(13)	3	(r)	—			8

Stockholders’ equity	5,201	1,730	(1,172)			—			5,759
Noncontrolling interest in subsidiary	15	—	793	2	(a)	—			1,690
			882	3	(s)

Total equity	5,216	1,730	503			—			7,449

Total liabilities and equity	$31,117	$4,849	$1,242			$2,590			$39,798

See accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Information.

Note 1. Reclassification Adjustments

Certain reclassifications have been made in the historical presentation of Energy Harbor’s financial statements to conform to Vistra’s historical presentation. Additionally, as part of preparing these Unaudited Pro Forma Combined Consolidated Financial Statements, Vistra conducted an initial review of the accounting policies of Energy Harbor to determine if differences in accounting policies require reclassification of Energy Harbor financial statement results to conform to Vistra’s accounting policies. Aside from the accounting policy reclassifications identified below, Vistra did not become aware of any material differences between the accounting policies of Energy Harbor and Vistra. Upon completion of the acquisition, Vistra will perform a comprehensive review of Energy Harbor’s accounting policies. As a result of the review, Vistra may identify additional differences between the accounting policies which, when conformed, could have a material impact to the Unaudited Pro Forma Combined Consolidated Financial Statements.

Reclassification and classification of the Unaudited Pro Forma Combined Consolidated Statement of Operations for the three months ended March 31, 2023:

	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Revenues	748	(748)	(a)	—
Operating revenues	—	703	(a)	703
Fuel and purchased power	(288)	288	(a) (b)	—
Fuel, purchased power costs and delivery fees	—	(296)	(b)	(296)
Depreciation and amortization	(44)	9	(c)	(35)
Other operating costs	(496)	496	(d)	—
Operating costs	—	(382)	(c) (d)	(382)
Selling, general and administrative expenses	—	(70)	(d)	(70)
Other income / (expense)	2	(2)	(e)	—
Other income	—	2	(e)	2
Interest expense, net	(7)	7	(f)	—
Interest expense and related charges	—	(7)	(f)	(7)

(a)

Represents reclassification of $748 million and $45 million from Revenues and Fuel and purchased power, respectively, to Operating revenues. The $45 million represents a reclassification to align Energy Harbor’s presentation of capacity costs to Vistra’s policy of recording capacity costs in revenue.

(b)	Represents reclassification of $243 million and $53 million from Fuel and purchased power and Other operating costs, respectively, to Fuel, purchased power costs and delivery fees.
(c)

Represents a reclassification of $9 million from Depreciation and amortization to Operating costs to align Energy Harbor’s presentation of asset retirement obligations accretion expense in Depreciation and amortization to Vistra’s presentation in Operating costs.

(d)

Represents reclassification of $53 million, $373 million and $70 million from Other operating costs to Fuel, purchased power costs and delivery fees, Operating costs and Selling, general and administrative expenses, respectively. Operating costs after reclassifications is comprised of the $373 million reclassification from Other operating cost and the $9 million reclassification from Depreciation and amortization noted in tickmark (c).

(e)	Represents reclassification of $2 million from Other income / (expense) to Other income.
(f)	Represents reclassification of $7 million from Interest expense, net to Interest expense and related charges.

Reclassification and classification of the Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2022:

	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Revenues	2,005	(2,005)	(a)	—
Operating revenues	—	1,689	(a)	1,689
Fuel and purchased power	(449)	449	(a) (b)	—
Fuel, purchased power costs and delivery fees	—	(442)	(b)	(442)
Depreciation and amortization	(169)	40	(c)	(129)
Other operating costs	(1,195)	1,195	(d)	—
Operating costs	—	(709)	(c) (d)	(709)
Selling, general and administrative expenses	—	(217)	(d)	(217)
Other income / (expense)	(123)	123	(e)	—
Other income	—	(123)	(e)	(123)
Interest expense, net	(34)	34	(f)	—
Interest expense and related charges	—	(34)	(f)	(34)

(a)

Represents reclassification of $2,005 million and $316 million from Revenues and Fuel and purchase power, respectively, to Operating revenues. The $316 million represents a reclassification to align Energy Harbor’s presentation of capacity costs to Vistra’s policy of recording capacity costs in revenue.

(b)	Represents reclassification of $133 million and $309 million from Fuel and purchase power and Other operating costs, respectively, to Fuel, purchased power costs and delivery fees.
(c)

Represents a reclassification of $40 million from Depreciation and amortization to Operating costs to align Energy Harbor’s presentation of asset retirement obligations accretion expense in Depreciation and amortization to Vistra’s presentation in Operating costs.

(d)

Represents reclassification of $309 million, $669 million and $217 million from Other operating costs to Fuel, purchased power costs and delivery fees, Operating costs and Selling, general and administrative expenses, respectively. Operating costs after reclassifications is comprised of the $669 million reclassification from Other operating cost and the $40 million reclassification from Depreciation and amortization noted in tickmark (c).

(e)	Represents reclassification of $123 million from Other income / (expense) to Other income.
(f)	Represents reclassification of $34 million from Interest expense, net to Interest expense and related charges.

Reclassification and classification of the Unaudited Pro Forma Combined Consolidated Balance Sheet:

	March 31, 2023
	(Millions of Dollars)
	Before Reclassification	Reclassification Amount	Ref.		After Reclassification
Receivables, net	217	(217)	(a	)	—
Trade accounts receivable — net	—	217	(a	)	217
Materials and supplies inventory	290	(290)	(b	)	—
Inventories	—	232	(b	)	232
Derivatives (current assets)	309	(309)	(c	)	—
Commodity and other derivative contractual assets (current assets)	—	309	(c	)	309
Prepayments and other	135	(135)	(d	)	—
Prepaid expense and other current assets	—	135	(d	)	135
Property, plant and equipment, net	1,240	(1,240)	(e	)	—
Property, plant and equipment — net	—	1,240	(e	)	1,240
Nuclear plant decommissioning trust	1,879	(1,879)	(f	)	—
Investments	—	1,879	(f	)	1,879
Derivatives (noncurrent assets)	85	(85)	(g	)	—
Commodity and other derivative contractual assets (noncurrent assets)	—	85	(g	)	85
Other (noncurrent assets)	35	(35)	(h	)	—
Other noncurrent assets	—	35	(h	)	35
Accounts payable	114	(114)	(i	)	—
Trade accounts payable	—	114	(i	)	114
Derivatives (current liabilities)	349	(349)	(j	)	—
Commodity and other derivative contractual liabilities (current liabilities)	—	349	(j	)	349
Other (current liabilities)	157	(157)	(k	)	—
Other current liabilities	—	99	(b	), (k)	99
Long term debt	431	(431)	(l	)	—
Long-term debt, less amounts due currently	—	431	(l	)	431
Other noncurrent liabilities	207	(207)	(m	)	—
Other noncurrent liabilities and deferred credits	—	204	(m	)	204
Accumulated deferred income taxes (noncurrent liabilities)	—	3	(m	)	3
Common stock, preferred stock and additional-paid-in-capital	2,031	(2,031)	(n	)	—
Common stock	—	—	(n	)	—
Additional paid-in-capital	—	2,031	(n	)	2,031
Cost of shares held in treasury	(683)	683	(o	)	—
Treasury stock, at cost	—	(683)	(o	)	(683)
Retained earnings	369	(369)	(p	)	—
Retained (deficit) earnings	—	369	(p	)	369

(a)	Represents reclassification of $217 million from Receivables, net to Trade accounts receivable — net.
(b)

Represents reclassification of $232 million and $58 million from Materials and supplies inventory to Inventories and Other current liabilities, respectively. The $58 million reclassification represents the alignment of the Energy Harbor’s presentation of its renewable energy credits in Materials and supplies inventory to Vistra’s presentation of renewable energy credits in Other current liabilities.

(c)	Represents reclassification of $309 million from Derivatives (current assets) to Commodity and other derivative contractual assets (current assets).
(d)	Represents reclassification of $135 million from Prepayments and other to Prepaid expense and other current assets.

(e)	Represents reclassification of $1,240 million from Property, plant and equipment, net to Property, plant and equipment — net.
(f)	Represents reclassification of $1,879 million from Nuclear plant decommissioning trust to Investments.
(g)	Represents reclassification of $85 million from Derivatives (noncurrent assets) to Commodity and other derivative contractual assets (noncurrent assets).
(h)	Represents reclassification of $35 million from Other (noncurrent assets) to Other noncurrent assets.
(i)	Represents reclassification of $114 million from Accounts payable to Trade accounts payable.
(j)	Represents reclassification of $349 million from Derivatives (current liabilities) to Commodity and other derivative contractual liabilities (current liabilities).
(k)	Represents reclassification of $157 million from Other (current liabilities) to Other current liabilities.
(l)	Represents reclassification of $431 million from Long term debt to Long-term debt, less amounts due currently.
(m)

Represents reclassification of $204 million and $3 million from Other noncurrent liabilities to Other noncurrent liabilities and deferred credits and Accumulated deferred income taxes (noncurrent liabilities), respectively.

(n)	Represents reclassification of $2,031 million from Common stock, preferred stock and additional-paid-in-capital to Additional paid-in-capital.
(o)	Represents reclassification of $683 million from Cost of shares held in treasury to Treasury stock, at cost.
(p)	Represents reclassification of $369 million from Retained earnings to Retained (deficit) earnings.

Note 2. Estimated Merger Consideration and Preliminary Purchase Price Consideration

(a)

As the accounting acquirer, Vistra will account for the Merger using the acquisition method of accounting for business combinations in accordance with ASC 805. Vistra’s allocation of the preliminary estimated purchase price with respect to the Merger is based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2023, using currently available information. Because the Unaudited Pro Forma Combined Consolidated Financial Statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations of the combined business may be materially different from the pro forma amounts included herein. Vistra expects to finalize the purchase price allocation as soon as reasonably practicable after completing the Merger, which will not extend beyond the one-year measurement period provided under ASC 805.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to, the following:

•	Changes in the estimated fair value of the Vistra Vision equity issued to certain Energy Harbor stockholders as a portion of the Consideration;

•

Changes in the estimated fair value of Energy Harbor’s identifiable assets acquired and liabilities assumed, including the presentation and measurement of related deferred tax assets and liabilities, as of the closing of the Transactions, which could result from changes in energy prices, discount rates and other factors;

•	Changes in the estimated value of Energy Harbor’s asset retirement obligation, which could result from changes in the credit adjusted risk free rate and escalation factors; and

•	The factors described in the section entitled “Risk Factors” beginning on page 35.

The estimated preliminary purchase price consideration in accordance with ASC 805 equals (i) the cash consideration expected to be paid by Vistra plus (ii) the preliminary estimate of 15% of the fair value of net Vistra Legacy assets to be contributed to Vistra Vision by Vistra, which includes the assumption of $2.4 billion of intercompany debt with Parent and $600 million of outstanding debt that would be held by certain subsidiaries in Vistra Vision. The tables below represent the preliminary value of the purchase price consideration under ASC 805 and its allocation to the net assets acquired, with the excess recorded as goodwill. The goodwill is attributable to the expected synergies of the combined business operations.

Preliminary Purchase Price Consideration
(Millions of Dollars)
Cash consideration	$3,100
Preliminary estimate of 15% of the fair value of net assets to be contributed to Vistra Vision by Vistra	1,394

Estimated total Merger Consideration for 85% of Energy Harbor	$4,494

Preliminary Purchase Price Allocation
(Millions of Dollars)
Assets acquired
Trade accounts receivable- net	$216
Inventories	192
Commodity and other derivative contractual assets	309
Prepaid expense and other current assets	124
Investments	1,879
Property, plant and equipment- net	6,020
Goodwill	338
Commodity and other derivative contractual assets	85
Other noncurrent assets	34

Total assets acquired	$9,197

Liabilities assumed
Trade accounts payable	$100
Commodity and other derivative contractual liabilities	349
Other current liabilities	82
Long-term debt, less amounts due currently	418
Asset retirement obligations	1,762
Other noncurrent liabilities and deferred credits	205
Accumulated deferred income taxes	994

Total liabilities assumed	$3,910
Noncontrolling interest of acquired net assets	$793

Net assets acquired	$4,494

Note 3. Pro Forma Transaction Adjustments and Assumptions

Statement of Operations for the three months ended March 31, 2023 and year ended December 31, 2022:

(a)

Reflects the elimination of historical revenues and expenses associated with Energy Harbor’s legacy fossil-fueled assets. Energy Harbor has signed definitive agreements to sell these assets to third parties, which are required to be consummated as a condition to closing of the Merger.

(b)	Reflects the adjustment to accretion expense related to the recalculation of the assets retirement obligations using Vistra’s credit-adjusted risk-free rate.

(c)

Reflects the incremental depreciation expense related to the step-up in the preliminary fair value measurement of the Energy Harbor nuclear assets. The remaining estimated depreciable lives of the nuclear assets range from 13 to 24 years.

(d)

Reflects an increase of less than $1 million and $1 million to interest expense accretion for the three months ended March 31, 2023 and year ended December 31, 2022, respectively, related to the fair value adjustment to Energy Harbor’s $430 million of debt which will be assumed by the Company as part of the Merger.

(e)

Reflects adjustments to the accretion expense resulting from the impacts of the Transactions on the forecasted payments under the Tax Receivable Agreement obligation. The adjustments are driven by the forecasted taxable income of the combined partnership entity, which results in changes to the forecasted payments under the Tax Receivable Agreement obligation. The adjusted accretion expense was based off the change in estimate as of March 31, 2023. The adjustment resulted in decreases in expense of $83 million and $60 million for the three months ended March 31, 2023 and year ended December 31, 2022, respectively. The estimated obligation and related accretion expense is based on certain assumptions which are subject to significant uncertainty, are not yet final and are subject to change.

(f)

Reflects the estimated income tax impact of the pro forma adjustments from the Transactions at the estimated blended federal and state statutory tax rate of approximately 22.9% for the three months ended March 31, 2023 and year ended December 31, 2022. Because the tax rates used for these Unaudited Pro Forma Combined Consolidated financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Transactions.

(g)

Reflects the adjustment to Net (income) loss attributable to noncontrolling interest for the 15% equity in Vistra Vision which will be issued to certain shareholders of Energy Harbor as part of the Consideration.

(h)

Reflects $31 million of transaction costs expected to be incurred subsequent to March 31, 2023. The remaining transaction costs of $6 million and $14 million are included in the historical income statement of Vistra and Energy Harbor, respectively, for the three months ended March 31, 2023 and $1 million and $9 million are included in the historical income statement of Vistra and Energy Harbor, respectively, for year ended December 31, 2022. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Vistra’s financial position and results of operations may differ significantly. These costs are nonrecurring and will not affect Vistra’s income statement beyond 12 months after the close of the Transactions.

Balance Sheet as of March 31, 2023:

(i)

Reflects the derecognition of assets, liabilities and equity components associated with Energy Harbor’s legacy fossil-fueled assets. Energy Harbor has signed definitive agreements to sell these assets to third parties, which are required to be consummated as a condition to closing of the Merger.

(j)	Reflects the historical amount of Energy Harbor cash and cash equivalent balance as of March 31, 2023 that will not be transferred to Vistra as part of the Transactions per the Transaction Agreement.

(k)

Reflects the increase to property, plant and equipment, net to record Energy Harbor’s property, plant and equipment at their respective estimated fair values. The fair value of Energy Harbor’s property, plant and equipment related to its nuclear assets and retail business operations were estimated using a discounted cash flow method which was based on a number of factors including forecasted power prices, fuel prices, capacity revenues, operating parameters, operating and maintenance costs and other variables. The cash flows for the assets were discounted using rates between 8% and 9%, depending on the related technology and market that each respective asset operates in. Under this method, the fair value of Energy Harbor’s property, plant and equipment is estimated to be approximately $6,020 million. The estimate is preliminary, subject to change and could vary materially from the actual adjustment.

(l)

Reflects the adjustment to deferred income taxes to record the estimated deferred income tax effects of combining Vistra’s and Energy Harbor’s operations. The deferred tax adjustment assumes a forecasted blended statutory rate of 22.9%. Because the tax rates used for these Unaudited Pro Forma Combined Consolidated Financial Statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Transactions.

(m)

Reflects the accrual of $31 million of estimated transaction costs expected to be incurred subsequent to March 31, 2023. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Vistra’s financial position may differ significantly.

(n)	Reflects the decrease to long-term debt, less amounts due currently, for the fair value adjustment related to Energy Harbor’s long-term debt.

(o)	Reflects the adjustment to deferred tax liability as Energy Harbor’s valuation allowance will not be assumed by Vistra upon closing of the Transactions.

(p)

Reflects the decrease of $83 million related to the non-current portion of the Tax Receivable Agreement, resulting from the impacts of the Transactions on the forecasted payments under the Tax Receivable Agreement obligation. The adjustments to the Tax Receivable Agreement obligation are driven by the forecasted taxable income of the combined partnership entity, which results in changes to the forecasted payments under the Tax Receivable Agreement obligation. The adjusted forecasted payments were used to determine the obligation based on Vistra’s accounting policy related to changes in estimates for the obligation. The estimated obligation is based on certain assumptions which are subject to significant uncertainty, are not yet final and are subject to change.

(q)	Reflects the reduction in asset retirement obligations due to the recalculation of the asset retirement obligation using Vistra’s credit-adjusted risk-free rate.

(r)	Reflects preliminary adjustments to remove historical Energy Harbor equity balances.

(s)

Reflects the preliminary adjustment to recognize the book value of the noncontrolling interest (“NCI”) of Vistra Legacy assets contributed to Vistra Vision. This adjustment reflects the reduction in parent equity and offsetting increase in NCI for the change in Vistra’s interest in its Vistra Legacy assets contributed to Vistra Vision from 100% to 85%. The adjustment takes into consideration that Vistra’s contribution of the Vistra Legacy assets to Vistra Vision is a contribution of assets under common control and as such, are recorded at the historical book value of the assets as required under ASC 810, Consolidations. Vistra’s contribution of the Vistra Legacy assets to Vistra Vision assumes that all current intercompany balances associated with the assets contributed will be forgiven and are reflected as equity transactions. Additionally, the adjustment includes the assumption of $2.4 billion of intercompany debt between Parent and Vistra Vision and $600 million of debt held by third parties. The book value of the Vistra Legacy assets as of March 31, 2023 are unaudited and are based on certain assumptions that are not yet final and are subject to change.

Note 4. Financing Adjustments

Vistra expects to enter into additional financing transactions to effectuate the Merger. The Company expects to pursue an offering of P-Caps through the Trust. The proceeds from the P-Caps will be invested in Treasuries securities, including Treasury STRIPS. Vistra and the Trust will then enter into a facility agreement providing Vistra the right to direct the Trust to deliver all or a specified principal amount of Treasuries and/or face amount of STRIPs to (i) a designated account in order to provide collateral support for a letter of credit program, or (ii) designated subsidiaries of Vistra Operations which would deliver such Treasuries or STRIPs to certain counterparties. For the purposes of the Unaudited Pro Forma Combined Consolidated Financial Statements, it is assumed that the expected size of the P-Caps issuance is $750 million, and based on the expected haircuts from our trading counterparties to post Treasuries securities for the return of cash collateral currently posted with the trading counterparties, is expected to provide additional cash on hand of $716 million which we plan to use to fund the Merger. The assumed interest rate on the P-Caps is 6.33%. For the purposes of the Unaudited Pro Forma Combined Consolidated Financial Statements, it is assumed that the approximately $1.9 billion of $3.0 billion commitments available under the 364-day senior secured bridge loan credit facility will be drawn, less applicable issuance fees of $21 million. Vistra does not intend to draw down on the Acquisition Bridge Facility and currently expects to replace the commitment under the Acquisition Bridge Facility prior to the closing of the Merger with the Planned Permanent Financing, which will be used to finance the Merger, along with cash on hand. The Unaudited Pro Forma Combined Consolidated Balance Sheet presents borrowings under the Acquisition Bridge Facility as long-term debt under the assumption that Vistra will have the intent and ability to replace the Acquisition Bridge Facility with the long-term debt financing. The Unaudited Pro Forma Combined Consolidated Financial Information does not reflect any potential future cash generated by Vistra subsequent to March 31, 2023 through the expected completion date of the Merger. As such, the actual amount of debt and interest expense incurred could differ from the amount of debt and interest expense reflected in the Unaudited Pro Forma Combined Consolidated Financial Information and are subject to change.

Statement of Operations for the three months ended March 31, 2023 and year ended December 31, 2022:

For pro forma purposes, interest expense, including amortization of fees, is calculated based on pro forma period presented under the Acquisition Bridge Facility, which assumes Secured Overnight Financing Rate (“SOFR”) or another base rate plus an applicable margin.

Reflects the net increase to interest expense and related charges resulting from the issuance of debt to effectuate the Transactions as follows:

	Three months ended March 31, 2023	Year ended December 31, 2022
	(Millions of Dollars)
Interest expense related to Acquisition Bridge Facility	$30	$120
Interest expense related to P-Caps	11	44
Interest expense related to the amortization of deferred financing costs	5	21
Interest expense related to the amortization of transaction costs from P-Caps	—	2

Net increase to Interest expense and other charges	$46	$187

A 0.125% change in the variable interest rate of the Acquisition Bridge Facility would increase or decrease interest expense in the Unaudited Pro Forma Combined Consolidated Statement of Operations for the three months ended March 31, 2023 and year ended December 31, 2022 by approximately $1 million and $2 million, respectively.

A 0.125% change in the variable interest rate of P-Caps would increase or decrease interest expense in the Unaudited Pro Forma Combined Consolidated Statement of Operations for the three months ended March 31, 2023 and year ended December 31, 2022 by less than $1 million and approximately $1 million, respectively.

Balance Sheet as of March 31, 2023:

(a)	Reflects adjustments related to the financing transactions as outlined below:

March 31, 2023
(Millions of Dollars)
Cash received from Acquisition Bridge Facility, net of financing costs for Acquisition Bridge Facility and P-Caps	$1,866
Cash freed up from P-Caps	716

Total adjustment to Cash and cash equivalents	$2,582
Release of Vistra cash used as margin deposits to Cash and cash equivalents	$(716)

Total adjustment to Margin deposits related to commodity contracts (current assets)	$(716)
Financing received from P-Caps	$716

Total adjustment to Margin deposits posted under affiliate financing agreement	$716
Transaction costs related to P-Caps	$8

Total adjustment to Other noncurrent assets	$8
Financing received from P-Caps	$716

Total adjustment to Margin deposit financing with affiliate	$716
Draw on Acquisition Bridge Facility	$1,895
Deferred financing cost related to acquisition bridge facility	(21)

Total adjustment to Long-term debt, less amounts due currently	$1,874